REFINITIV STREETEVENTS EDITED TRANSCRIPT ANF.N - Abercrombie & Fitch Co Investor Day EVENT DATE/TIME: JUNE 14, 2022 / 1:00PM GMT REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Carey Krug Abercrombie & Ftich Co. - Head of Marketing Abercrombie & Fitch Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Kristin Scott Abercrombie & Fitch Co. - President of Global Brands Pamela Nagler Quintiliano Abercrombie & Fitch Co. - VP of IR Robert Zajac Abercrombie & Fitch Co. - Head of Marketing Hollister Samir Desai Abercrombie & Fitch Co. - Executive VP and Chief Digital & Technology Officer Scott D. Lipesky Abercrombie & Fitch Co. - Executive VP & CFO C O N F E R E N C E C A L L P A R T I C I P A N T S Corey Tarlowe Jefferies LLC, Research Division - Equity Analyst Dana Lauren Telsey Telsey Advisory Group LLC - CEO & Chief Research Officer Kimberly Conroy Greenberger Morgan Stanley, Research Division - MD Marni Shapiro The Retail Tracker - Co-Founder Matthew Robert Boss JPMorgan Chase & Co, Research Division - MD and Senior Analyst Mauricio Serna Vega UBS Investment Bank, Research Division - Analyst Paul Lawrence Lejuez Citigroup Inc., Research Division - MD and Senior Analyst Susan Kay Anderson B. Riley Securities, Inc., Research Division - VP & Analyst Janet Kloppenburg JJK Research Associates - President James Corcoran P R E S E N T A T I O N Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR All right. So good morning, everyone. On behalf of the Abercrombie team, welcome to our 2022 Investor Day. We're thrilled to be here live with you all in New York City. And for those who are unable to make it in person, today's conference is being webcast and recorded. Earlier this morning, we issued the press release, which is available on our company website at corporate.abercrombie.com in the Investors section. Also available on our company website in the Investors section is today's presentation. Please keep in mind that any forward-looking statements made by the company today are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information available to the company currently and are subject to risks and uncertainties that could cause actual results to differ materially from the 2025 and long-term targets, goals, expectations and assumptions we mention today. A detailed discussion of these risk factors and uncertainties is contained in the company's annual report on Form 10-K and our other reports and filings we may make with the Securities and Exchange Commission. In addition, we will be referencing certain non-GAAP financial measures during this presentation. Additional details and a reconciliation of GAAP to adjusted non-GAAP financial measures are included in the appendix to the presentation. 2 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

And with that, just want to take a moment for a few housekeeping items. This morning, we're very excited to talk about our Always Forward Plan. Because the vast majority of the second quarter is still ahead of us, you all know how important back-to-school is, we're not going to be commenting on intra-quarter trends today. From an operating segment and reporting perspective, when we discuss Abercrombie brands, it does include Abercrombie adults and kids. Hollister, as a reminder, includes Hollister, Gilly Hicks and Social Tourist. We will be discussing Gilly Hicks separately today as well, which I know you're all excited about and then providing annual revenues on Gilly at the end of the year. So Social Tourist, talking about it today, but it's currently immaterial in sales. For the purpose of brand conversations this morning, when we mentioned Hollister, it's going to be focused on the Hollister brand. Now walking you quickly through the cadence of the day. On the back of your name tags, you see a QR code, that provides today schedule. It also has the Wi-Fi passcode for the event. And we're going to be kicking off this morning with our CEO, Fran Horowitz. From there, you're going to hear our other senior leaders in the organization to tell you all about what they do. The presentations are scheduled to last until noon. There's going to be a few breaks throughout the morning to refresh, recharge, check out our store build-outs, we're really excited about those. They have recently updated elements for Abercrombie, Hollister, Gilly, Social Tourist, kids, all our brands are there. And you also have the opportunity to meet the leaders who make it all happen. So make sure to talk to our merchants because you don't get that opportunity very often. Following the presentations, we have a Q&A session. We do ask that you hold all of your questions for our presenters until then. And then after that, we have some lunch for you all as well with our senior leaders. And I know you love seeing Fran and Scott. And we haven't had a chance to be in person that often. So we've seen a lot of you virtually. But this is also a really great chance to interact with our other senior leaders and meet additional members of our team. So with that, let's get started. It's my absolute pleasure to introduce our very first presenter of the day, Chief Executive Officer, Fran Horowitz. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thanks, Pam, and good morning, everyone. What a time to come together. It has been a little over 4 years since our last Investor Day. And during that time, the world and our company have changed significantly. Today, we are fundamentally different than we were just a few short years ago, having transformed who we are and how we operate. While some of these changes were planned, some of them were clearly unexpected, reflecting the many unprecedented challenges and associated opportunities that have certainly come our way. Standing before you today, I want to be clear. Our eyes, wide open. We understand that the world, the economy, the customer, retail has changed tremendously. We're at a crossroads again in retail. And the global economies are moving in very different directions. And over the past few years, we have consistently proven our ability to navigate through unprecedented challenges while maintaining a focus on making progress on our long-term goals. And I'm excited today to share our Always Forward Plan. We have targeted $4.1 billion to $4.3 billion in revenues with a operating margin at or above 8% by the end of fiscal 2025. Longer term, our aspiration is to be a global omnichannel retailer with $5 billion in revenues and operating margin at or above 10%. But for the purpose of this morning's discussions, we will focus on how we are going to achieve our 2025 target through our powerful family of brands. Our Always Forward Plan reflects the current dynamic environment with an expectation to be clear for the known and the unknown consumer pressures that will emerge. And this provides us, which is very important to realize, multiple avenues to achieve our goals, giving us the confidence that we can meet our 2025 term -- 2025 and longer-term goals while continuing to deliver very strong shareholder returns. So before we go forward, let's just -- let's go back quickly and let's look at all the accomplishments since our last Investor Day from 2017 through 2021 and what we have been able to accomplish. 3 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

We've evolved the purpose and positioning at each of our brands, executing a turnaround at Abercrombie adults that many, many thought was impossible. And we grew our U.S. Hollister business at a 4% CAGR when the teen market has been declining, slightly declining since 2018. We've increased our digital penetration to 47% from roughly 1/3 pre-pandemic. Digital sales are $1.7 billion. We reduced our occupancy costs by $200 million, removing roughly 1.6 million underproductive square feet. And we generated $780 million of free cash flow, roughly returning $640 million to shareholders through share repurchases and dividends while maintaining our strong balance sheet. And today, we have purpose-led brands and a solid underlying foundation and a clear vision of who we are and who we want to be. And we can adjust to the environment faster than ever before. And that is why when our customer invests in apparel, they will continue to choose us. As we look forward, our Always Forward Plan is anchored in 3 key strategic principles. We are going to have executed -- we're going to execute focused brand growth plans, an enterprise-wide digital revolution and we will continue to operate with financial discipline. And over the next few years -- over the next few hours, you'll hear from our team on the specifics of these principles. And needless to say, they will inform on how we invest, how we grow and how we engage. We'll also discuss our key assumptions around the global consumer and inflation and how we will be agile with our investments and growth with the underlying assumption that we will continue to adapt to our customer and the broader environment. So our strategic principles are rooted in our corporate purpose, we are here for you on the journey to being and becoming who you are. Because we believe that when people are free to be who they are, truly are, they can reach their full potential. And each generation brings an opportunity to not -- to change the world for good. We've worked hard on that purpose, and I love what that stands for. Each brand must exemplify our corporate purpose and in turn, in their unique brand purposes. While fashion trends come and go, the best retailers intimately know their customer. That informed view is woven into the DNA of the company and its brands. It is a focus that keeps customers coming back season after season and generation after generation. Our corporate purpose is especially meaningful given our customers range from age 5 through the millennial. So we are truly with them through their formative years as they physically and mentally grow with us. They are change agents of the world, and we learn so much from them and we strive to support the causes that they collectively care about. And these center around inclusivity, mental health and wellness, being your authentic self and making the world a better place, all of which ladder back to our purpose. Our customers and our beliefs are partnerships, such as the Serious Fun Network, The Trevor Project, GLSEN, The Academy Group, The Steve Fund. Our relationships with our partners are not transactional. I'm very clear with the team when we make these relationships, that they need to be engagements and they need to have volunteers in support with them. And that's what we have created with all these long-term partnerships. We also use these partnerships to help inform our lens for our influence and affiliate partnerships. Our beliefs must align and track to our purpose. And our purpose has not only been our customers, it's about our associates. We take great pride in our associate engagement opportunities, including our highly competitive leadership development program, where recent undergraduates participate in a multidimensional rotational experience. In addition, we have created associate resource groups for our BIPOC, LGBTQIA+, women's and family team members that we can better support each of them. And we actively solicit feedback from our store employees who lead our customer interaction day in and day out. And collectively, this information is invaluable. Our culture and associate focus are key components of our foundation and what positions us for ongoing success. Last year, an incredibly proud moment, we were named one of Fortune's Best Places to Work in Retail. It was also our 16th year being an HRC Best Places to Work for LGBTQ Equality, super excited and very proud of that. Today, we have a purpose-led company and powerful family of differentiated brands, which is something I couldn't say when I joined this company in 2014. We cater to kids to millennials, and we tailor our product voice and experience to appropriately connect with them at the different stages of their lives. We authentically speak to and listen to them and we've gained their trust and respect, and we do not take that for granted. And the 4 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

benefit of having that diversity of brands that we are not dependent on just one customer, economy or fashion cycle for us to be able to achieve our long-term goals. Purpose interacts how we attract with our customers and communities and engage with our teams and partners. It also applies to how we approach our brands as each is on its unique journey. So let's take a few minutes and dive into each one of our principles, and we're going to start with execute focused brand growth plans. Our Always Forward Plan 2025 targets a [3-5%] (corrected by company after the call) sales CAGR of 2022 levels with Abercrombie adults, Hollister and Gilly Hicks serving as our main opportunities for growth. So let's start with Abercrombie adults, which we currently view as our largest growth story. At Abercrombie adults, we believe every day should feel as exceptional as the start of a long weekend. We introduced our updated brand positioning and purpose in early 2019. And we bring that to life every day through our commitments to outfitting the young millennial for their busy and active lives, both on social media and in real life. Our updated positioning and purpose is truly resonating with our target customer. We have received accolades. Abercrombie is back, and we could not agree more. What the Abercrombie team has accomplished is truly phenomenal and rarely seen in retail. There's also been commentary on our past practices. And you know what, we own our past. But I want to clearly state in front of you all that we are fundamentally different company today with a focus on inclusivity and belonging. And since the day I joined, we have worked to change the present and positively impact the future and that is a nonnegotiable. Since the turnaround first began to gain traction, Abercrombie adults has outpaced the broader U.S. apparel market with women's growing around 60% since 2019. We currently have significant momentum at Abercrombie adults. And this is very important because our sales and margin perspective as Abercrombie adults carries the highest growth and operating margin of our brands, reflecting its above-company average digital penetration and AUR. It also caters to the highest income demographic of all of our brands with almost 30% of its customers coming from households making over $150,000 per year. Our Always Forward Plan assumes that we grow total Abercrombie sales, which includes kids to a 6% to 8% sales CAGR 2022 through 2025. We expect Abercrombie adults to grow at a rate above the total brand sales CAGR, adding $300 million to $450 million of revenues by 2025. So where is this growth going to come from? First, building on momentum in the key women's categories and franchise collections that have been driving results, including jeans, best dressed guest and our newest YPB, Your Personal Best. Second, opening smaller, more omni-enabled locations globally. These will continue to look different than the past as we lean into data and analytics, to dictate an ideal size, location and product offering for each market, like our recently opened store Southport location in Chicago, which is already one of our most productive locations. And we will also continue our industry-leading efforts in digital marketing and social selling, which our teams have won multiple awards over the past few years. Okay. So let's turn to Hollister. Hollister targets Gen Z consumer with the purpose, liberating the spirit of an endless summer inside everyone by offering an optimistic California-inspired assortment. So over the past few years, Hollister has been the tale of 2 worlds, the U.S. and international. And from 2017 to 2021, our U.S. business has grown at a 4% CAGR even as we have reduced our store count to a base of 351. Growth was achieved despite a deceleration in the teen apparel market since 2018. As such, we're confident that Hollister U.S. is well positioned to sustain these levels of growth. Unfortunately, the strength of Hollister has been offset by international, which has contracted over 20% in the face of COVID-related lockdowns and restrictions, reflecting outsized exposure in EMEA and APAC relative to our other brands. As we look at 2025, we are focused -- we're forecasting total sales CAGR in the flat to plus 2% range for just the Hollister brand, adding up to $100 million from 2022 levels. We believe it's appropriate to apply a conservative growth rate until we can gain more visibility on the impact of inflationary pressures. The Hollister brand's penetration among high-income households is significantly smaller than A&F on a percent to total basis with almost 5 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. 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45% of this customer at a household income of under $75,000 per year. As we anniversary an environment that includes stimulus, we expect this cohort to be more economically sensitive but have planned accordingly and remain confident in our ability to convert traffic based on our trend-right apparel mix. So for Hollister, where will we focus? We're going to focus, first, net store openings as we fill white space in U.S. and Western European markets. Similar to Abercrombie, we'll leverage data and analytics to support our store size, location and product mix. We captured a portion of lost sales in EMEA as the region works through macroeconomic challenges, and we're going to continue to broaden our Gen Z customer base. The older Gen Z customer, aged 19 to 22, loves our brand. But it's told us we do not offer a product that caters specifically to them. We expect to capitalize on this opportunity by offering more elevated styles that we know will resonate with this older Gen Z consumer. Gilly Hicks, our third area of opportunity. At Gilly Hicks, we strive to help our customers play happy with men's and women's active, lounge and intimates that have a broad appeal from Gen Z through millennials. 2021 was a very important year for Gilly. We embarked on a successful brand relaunch, opened a first of its kind stand-alone store and introduced a small assortment of men's product. It has been steadily building momentum since we brought back the brand from dormancy in 2016, and that accelerated last year with the brand relaunch. So Gilly. We expect to grow Gilly at roughly a 15% CAGR through fiscal year-end 2025 to about $170 million of revenues from approximately $110 million this year. While off a lower dollar base than Abercrombie adults, on a percentage basis, Gilly Hicks represents a significant growth opportunity. We will pursue growth by building brand awareness through marketing and store openings. And currently, product lives in all Hollister stores globally. We also have 2 freestanding locations and with a third set to open this week and 30 side-by-side locations. So we are excited about the opportunity to expand Gilly beyond the walls of Hollister and have plans for additional stores this year. We, as you hear us say frequently, we are a test-and-learn culture. We will learn from this first wave of stores and use the learnings to inform the store growth through 2025. In addition, we will emphasize our active assortment, which has been the top-performing category since it was introduced in 2020 and we also will continue to broaden our men's assortment. I'll quickly touch on kids and Social Tourist to close out our brand conversation. Abercrombie kids offers 5 to 16 and abides by play is life motto, always emphasizing kindness. We view kids as a stable business and are not assuming incremental growth in our 2025 target. And Social Tourist, which was introduced just last year, caters to the older Gen Z and younger millennial by providing an edgier, more fashion forward vibe that fits into their social-first lifestyle. At Social Tourist, we will continue to add digital and social learnings and thoughtfully apply those to all brands while leaning further into our relationships with leading social providers, including TikTok, Instagram and Snapchat. We view growth from kids and Social Tourist to be upside to our plan. Now let's turn to our second strategic principle, accelerate an enterprise-wide digital revolution. The customer expectation for a seamless experience continues to rise quickly. And to win in retail today and in the future, we must connect with them on all channels. With our brand plans focused and prioritized, our digital revolution is truly the how we will evolve our company and omni experience to meet them wherever, whenever, however they choose to shop with us. This experience is not the same for every customer or even every brand, which Kristin and Samir will discuss in more detail shortly. So we are actually approaching our digital revolution from a position of strength. In 2021, our digital sales penetration rose to 47% from roughly 1/3 pre-pandemic. And digital carries a higher 4-wall operating margin than our stores. And importantly, as digital demand significantly accelerated, we were able to keep pace due to the consistent investments we have made over the years. So digital goes hand-in-hand with the physical store experience and balancing digital fulfillment and occupancy is critical to maintaining and expanding profitability. As our digital sales have grown, we have been optimizing our store fleet. We removed 25% of our square footage or about 1.6 million underproductive square -- gross square feet, which reduced our occupancy costs by over $200 million. As we closed those underperforming locations, we improved our existing store experiences. We expanded digital capabilities by our store associates and our omnichannel capabilities to include curbside and 6 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

same-day delivery. And we fully integrated devices for mobile payment in stores and ramped personalization efforts tailoring our digital sites to match our customer expectations. So to date, our digital preparation has been a mix of what we call table stakes and innovation. And in the future, we plan to accelerate our investments in innovation, digital agility and modernizing our core platforms. We are approaching our digital revolution in 2 ways, Know Them Better and Wow Them Everywhere. So first, well, we pride ourselves on staying close to our customers through our Always Forward plan, we will turn that strength into a key competitive advantage by knowing our customers even better. We will build on our unrelenting customer obsession through expanding and accelerating our investment in best-in-class customer analytics to determine what drives them and how they want to engage and what they want from us. Next, Wow Them Everywhere. While in the past, we have talked about how the line between stores and digital has blurred, today, there's no line. Customer engagement and commerce is not limited to 2 channels, it happens on social, it happens to partnerships and it will happen through the metaverse. As customer expectations continue to rise, we are proactively building our teams and our systems to continue to meet and exceed our customers' expectations and provide a break through digital retail experience. And third, operate with financial discipline. This has been an area of focus since the day I walked on to campus in 2014. I'll underscore this by one of my favorite expressions, which is, the only constant in retail is change. And over the last few years, that could not be more true. The moves that we have made over the past 4 years have fundamentally improved our operating model and shifted us to a more agile cost structure with less fixed occupancy and more variable fulfillment and marketing. We've also transformed our end-to-end product life cycle to enable agility and flexibility around the products we deliver and the levels of inventory we buy. Our updated operating model and strong balance sheet will fuel the investments in our Always Forward Plan. Over the past 4 years, we've generated $1.3 billion of operating cash flow. We've invested $500 million back into the business, resulting in $780 million of excess cash flow -- free cash flow, excuse me. Going forward, we expect to continue to deliver the cash flow needed to organically fund our investments while continuing to return cash to shareholders. We are committed to maintaining our expense discipline. We'll continue to seek expense efficiencies while protecting and funding our Always Forward ambition. While we're on the topic of balance sheet, I'd like to take a moment to discuss inventory. So today is about the future, but we thought it was very important just to take a moment and talk about inventory. It has received significant press lately. And I think the most important thing is that the headline is just not -- it's not the whole story. We have learned critical lessons around inventory management over the past 4 years. And I want to be clear that we are confident in our inventory, our strategy and our inventory is current and balanced. In the first quarter, our inventories were up 45%, which again, I'm going to repeat myself, that may have been the headline, but it is not the full story. Our units on hand were up just 10% following a historic low last year and remained down to 2019 and to 2020. When looking at the composition of inventories, at the end of the first quarter, 93% of inventory units were current, 93%. Those units were either new product that hasn't been set, long-life product like jeans or fragrances or seasonal product. And to underscore that, current product, not winter clearance carryover that we did not sell through, and that is why we remain confident with our current inventory position. Scott will walk you through a little bit more detail about our inventory during his session. But let me assure you, we will continuously track consumer behavior and leverage all the tools in our toolkit to make sure that we manage our inventory tightly. We'll also leverage those tools in our toolkit to achieve our Always Forward Plan. We are confident in our ability to achieve $4.1 billion to $4.3 billion of revenues and an operating margin of at least 8%. We are in a dramatically different place than we were just 4 years ago. And those changes have made -- have positioned us to deliver steady growth. 7 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

Today, we have a family of differentiated global brands each catering to a unique edit point. Our company and our brands are purpose-led. And listening to and learning from our company, from our customers is deeply, deeply ingrained in our thinking and culture in a way that it has never been before. We are committed to constantly adapting to meet and exceed their ever-changing needs. Our operating model has evolved. And we are excited to meet our customers where they shop with new store locations and ever-improving omnichannel experience. And looking ahead, we have focused areas for growth, a clear strategy and the team in place to successfully execute to our Always Forward Plan. We are resilient. And after what we have conquered over the last few years, we believe nothing is insurmountable, especially with the amazing global teams that we have in place. So let's talk to some of the leaders of the teams we're going to make -- who made it all happen and are here with us today. I'm excited to introduce Kristin Scott, President of Global Brands; Robert Zajac and Carey Krug, our heads of marketing for Abercrombie and Hollister; Samir Desai, our Chief Digital and Technology Officer; and Scott Lipesky, our CFO. In addition, throughout the day, you'll have the opportunity to meet with the key leaders to have also been agents of change. We are thrilled to have them here. But it's also important to recognize that we couldn't fit everybody, obviously, in this room today. So from our stores and our DC associates, to those in our regional home offices, there was just with simply too much talent, too many talented individuals to fit in this room today. I am incredibly proud of how we have empowered and given each and every one of them a voice, where they can be heard and impact the organization regardless of title. This is what sets us apart from others and helps us retain some of the best talent in retail. And speaking of some of the best talent in retail, it is my pleasure to welcome to the stage, Kristin Scott, President of Global Brands. Kristin Scott - Abercrombie & Fitch Co. - President of Global Brands Thanks, Fran, and good morning, everyone. I'm really excited to be here with all of you today to share more detail on our brand positioning and our brand growth strategies that will get us to $4.1 billion to $4.3 billion in sales short term and $5 billion in sales long term. As Fran mentioned, we're going to focus mostly today on our top 3 priorities, which are Abercrombie adult, Hollister and Gilly Hicks. But before we do that, I'm going to share a little bit about my personal journey and what actually led me to Abercrombie. So I've been in retail for over 30 years now, and I've been fortunate enough to work with a number of amazing brands and leaders. So I started my career at Target and I spent 16 years there. When I started at Target, there were only 300 stores. So this was a very long time ago. And when I started at Target, they didn't even have a design team. So it was very different back then. I was very fortunate to be part of the transformation from Target to Target. And when I reflect back on my career, that was such an amazing learning at such a young point in my career, and I reflect back on that frequently. We also didn't have design teams, as I said. So I had to learn product development from the ground up, working with my vendors, which is very old school, and I don't think it happens anywhere anymore, but fortunate that I was able to do that. When I left Target, I went to Gap and I ran Gap Outlet. And at the time, they were going through a transformation as well. So they were in the process of transforming from a Gap brand remake outlet model to a product development model. So naturally, my product development skills that I learned at Target were very applicable to Gap at that point. After Gap, I went on to Victoria's Secret, and I spent about 9 years at Victoria's Secret, and I did a number of different roles there. I spent most of my time though on what they call the emerging businesses. So those were businesses that somebody thought should be billion-dollar ideas. And me and my team actually got to figure that out. So as you can imagine, some of these ideas come and they have no history, nothing to reflect on. So my team and I got to spend a lot of time with customers, trying to figure out how to drive growth in these billion-dollar ideas. I consider that time in my career as really my Master's course in brand building and using customer insights to drive growth. And it was really an amazing part of my career that I reflect on all the time as well. 8 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. 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In early 2016, I got a call from a recruiter, and it was about the job at Abercrombie as the Hollister Brand President. And at the time, one of my good friends and mentors was on the Abercrombie Board and she had been talking a lot about how impressed she was with what was happening at Abercrombie. The culture was amazing, the brand showed so much potential and the team was so talented. And so naturally, I was curious when I got this call. So I returned the call. And after about 2 hours on the phone with this recruiter, he said to me in the call, he said, okay, I don't know if there's such a thing as business soulmates, but if there is, that's you and Fran. And so I was like, wow, I've got to meet this Fran. I'm really interested in her now. So I met Fran on a Saturday, we shopped and had lunch, and I knew exactly what he meant at that point. And so I knew that she and I would be a great team and that I would learn a lot from her and that we would work very well together. So thankfully, she thought that too and invited me to campus to meet with some of the senior leaders to interview. And when I stepped foot on campus, I knew that's where I was meant to be. There's something so special about the Abercrombie culture. And I've been at a lot of retail, as you heard, and there is nothing like it out there. So I knew I wanted this job. I also had a son at home, a teenage son at home. So I had a built-in focus group of Hollister's target customer every weekend. And I could clearly see the opportunity that we had to transform Hollister into the leading global Gen Z retailer that it is today. So thankfully Fran hired me, and I started my job as the Hollister Brand President and back-to-school 2016. And at Hollister, back to school is like Black Friday. I started in August. And by the second week, we got a bus together, and we filled it up with Hollister associates and went to visit stores. We went from Columbus to Cincinnati and hit all of our stores just to listen to our customer. And that kicked off what I would call our mission to become customer obsessed. Fran and Scott have put the wheels in motion with the playbook for Hollister defining the purpose, and then we were able to take it to the next level and truly become customer obsessed. So for the next couple of years, we saw tremendous growth. And in fact, Hollister saw its turnaround in 2017, which is very exciting. Then in late 2018, Fran decided we'd benefit from reorganizing how the brands were structured. And so she wanted to have one leader over all brands so that we could share best practices, we could share talent more easily, we could learn from each other more easily and really build this customer-obsessed culture across the brands equally. And that's when she put me in my role, which is the President of Global Brands. So I believe, without a doubt, that I have the best job in retail right now. I get to come to work every day and work with absolutely amazing people, some of whom you're going to meet today. And I'm truly surrounded by inspiration. And whether that's at the Home Office or in our stores where we have tens of thousands of associates working for us who truly love these brands and help our customers fall in love with these brands at the same time. So we're lucky enough to have some of these leaders here, as Fran mentioned. I'm going to quickly introduce them. And they're just going to waive their hands. They're in the back of the room. But the leaders we have with us from the brands today are Corey Robinson, there's Corey. Corey heads up Omni Merchandising and Design for Abercrombie adults. You may have seen him in the pop-up shops; We have Betsy Hall, who heads up Omni-Merchandising for Hollister and Social Tourist; Kelly Hall, who is not related to Betsy, but she heads up our kids business; Kim Dolder, who heads up our Gilly Hicks business; Lisa Lowman, who is our Head of Design for Hollister and Social Tourist; and then over here, we have Carey Krug and Robert Zajac, who lead marketing for Abercrombie brands in the Hollister, Gilly Hicks and Social Tourist brands. And I'm excited for you to spend time with them. So I encourage you on your breaks, at lunch as you go through the pop-up shops, get to know them because they and their teams are truly the magic behind our brands, and they are the ones who are going to bring this Always Forward Plan to life. All right. Okay. So for the last 4 years, our teams have focused on strengthening the brands by being completely customer obsessed. And we're lucky, as you heard Fran say, we're lucky that we have a broad customer range. So we've got a 5-year old through a millennial who shops with us across our brands. 9 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

And based on that, we have amazing data and insights and just customer qualitative insights as well that we're able to share across our brands that help us anticipate shifts in customer mindset or even incoming trends. We've become experts at immersing ourselves in the lives of our customer. So what that means is that we literally show up where they are. So if you're working in Hollister, you're going to show up at the first day of school, and you're going to see what the kids are wearing to school. You're going to show up at a Friday night football game and interact with the kids and watch how they're interacting with each other. If you're an Abercrombie adult, you're going to go on a 4-day weekend with your target customer. You're going to go to happy hour, you're going to go to brunch, you're going to spend time with them. And it's truly about getting to know them on their turf. We also collect over 6 million points of customer feedback on an annual basis through focus groups, insight labs and surveys. So in the face of the COVID-related pressures that we saw and the disruption that we saw to our associates, to our customers and to our supply chain, our teams stayed maniacally focused on the customer. And what this did is it allowed us to really anticipate shifts in mindset. So we were able to tell when they were feeling differently about going out or staying in, and we were able to change our product stories and our messaging to match what they were feeling. This allowed us to tailor all of our messaging to be at the right price and meet them where they wanted to interact with our brands as well. So on that last point, we know that each and every customer journey is different. We recently completed a major data-driven project with a third party that helped us understand these journeys and expectations at a very detailed level. And as a result, we're now able to segment our customers within each of our brands based on their attitudes and behaviors. So this has unlocked tremendous opportunities for us to build meaningful strategies to impact how each segment of our customers experiences our brands both digitally and physically at different points in their personal journey. So simply said, this allows us to Know Them Better and Wow Them Everywhere. So looking at our family of brands today, I couldn't be more excited about the potential and our unique positioning. Our confidence in the future is very high and our customer obsession will fuel our ability to hit the 2025 target and beyond. So as Fran mentioned, our 2025 plan targets a 3% to 5% sales CAGR off of 2022 with Abercrombie adults, Hollister and Gilly Hicks being our main opportunities for growth. We are fortunate, though, to have the agility and the flexibility to shift our focus across our entire family of brands as we react to the marketplace and get new learnings and enough opportunities from our best-in-class test-and-learn culture. So let's start with Abercrombie adults, where we currently have the largest growth opportunity. Okay, so as you heard, Abercrombie is focused on the young millennial, and we have a 25-year-old edit point. We know that this target customer absolutely lives for the 4-day weekend, which is at the root of our brand purpose. We believe that every day should feel as exceptional as the start of a long weekend. The response to this positioning, which we introduced in 2019, has been overwhelmingly positive. The Abercrombie turnaround first started in late 2019, and it's continued to build momentum ever since. This turn has been fueled by a global young millennial customer who over-indexes in digital relative to the rest of our brands. However, there's still a misperception that Abercrombie is just another U.S. mall-based teen retailer, which could not be further from the truth. We have transformed into an agile, digitally led, customer-centric, purpose-led brand uniquely positioned for today's on-the-go millennial customer. So what gives us confidence in our 2025 plan? As you heard Fran say, our women's business has grown about 40% since the repositioning and around 60% in our largest market, the U.S. This significantly outpaced the total apparel industry, which according to NPD, has grown approximately 10% in the U.S. since 2018. And from 2018, we've also added over 12 million customers. At Abercrombie today, we lead with purpose, partnering with key organizations like The Trevor Project and The Steve Fund to truly make a difference in the lives of our customers. The Trevor Project is the world's largest suicide prevention and crisis intervention organization for LGBTQ young people. And The Steve Fund is the nation's leading organization focused on supporting the mental health and emotional well-being of young people of color. 10 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

Here's a short brand video that brings to life the powerful changes that we've made as we've fine-tuned our brand positioning and immersed ourselves in the lives of our target customers. (presentation) Kristin Scott - Abercrombie & Fitch Co. - President of Global Brands So our strategy to age up Abercrombie adults to target a 25-year-old has unlocked significant growth opportunity as we are now squarely in the consideration set of the largest addressable adult cohort, the millennial, which encompasses about 72 million people and $76 billion in an addressable market. Our young millennial customer has their own income and they're allocating a large portion of their discretionary dollars to socializing and travel and need to be outfitted for all their adventures, which, of course, they will be documenting on social media. So for Abercrombie, we'll focus on 3 key areas. The first is building our momentum in the women's business, growing sales by double digits annually. Second is taking a data-driven approach to store expansion. And third is growing our brand lovers through our industry-leading efforts in digital marketing and social selling. All right. Let's start with the women's business, where we plan to grow our sales double digits annually. So over the past several years, through time spent with our target customers, we've identified untapped opportunities and built key women's categories and franchises to address them. We've also been refining our existing categories along the way. Our women's business has been a clear winner among our brands and across the broader apparel marketplace. Even with our most recent growth, we know that we still have a lot of market share to gain. So according to NPD, every 50 basis points in women's share would add approximately $240 million to our top line. We plan to build on our successful categories and franchises, including denim, best dressed guest, and YPB, our most recent introduction, which just launched in March and is already far exceeding our expectations. So let's drill down a bit further on each of these which all carry a higher merchandise margin than the brand average, and they also have attracted new customers to the brand. Okay, so denim, many of us are wearing it in the room today. We have quickly become her new favorite brand. And since 2017, we've been able to grow our AUR by about 50%, and we have grown sales by roughly 2.5x. Within denim, our Curve Love fit, which we first introduced in 2019 is now representing 50% of our denim sales. And we know denim is a core part of the young millennial's outfit, and we believe that we can more than double our market share in denim as our brand awareness grows. In addition to denim, she is loving our dresses. And since 2017, dress sales have risen almost 80% and there's still tremendous opportunity. Last year, we introduced the best dressed guest collection, which came directly from insights from our customer and long weekend spent with them. We learned that she wanted affordable, quality, stylish stresses for all of the celebrations that she was going to. And given the differentiated nature of the best dressed guest collection, we believe that sales are incremental to our existing dress assortment. 2021 marked our biggest year in the history of the brand for dresses and we are set to blow that away this year. So we know there's a lot of opportunity here. And last but absolutely not least, is YPB or Your Personal Best. So this is our recently launched performance active line that blends technical and fashion in a perfectly Abercrombie way. The reception has been phenomenal, and we see tremendous upside in this category. Active is another example of product that our customers actually asked for to support their lifestyle. After countless hours of wear testing and feedback from fitness enthusiasts, we launched YPB in March. Our customer is absolutely loving the product and the compelling value. And the initial launch beat our expectations, and we see a long runway of growth in active, which has been the fastest-growing segment of the apparel market. For those of you who haven't seen the line yet, here is a quick clip. (presentation) 11 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

Kristin Scott - Abercrombie & Fitch Co. - President of Global Brands And all of you are carrying the YPB bags, which are the best bags, they sold out so fast that we couldn't even get our hands on them, so enjoy those. All right. So next up, we have data-driven global store expansion. A&F is our most highly digital penetrated business, as you heard, around 60%. So the role of the Abercrombie store differs dramatically than our other brands and even between markets. Our customer wants this physical space, whether it's to shop, to return, or to pick up their digital orders. And we are using data and analytics to unlock opportunities on a market-by-market basis. So a great example is this women's only store that you heard Fran mentioned on Southport Street in Chicago. Our data pointed us to this location, knowing that she loved us digitally, but we didn't have a physical store for her. So although it's only been open for a few months, at just 2,300 square feet, it's now one of our most productive stores in the A&F fleet. We will continue to unlock similar opportunities around the world informed by data and analytics based on the needs of the respective customer in each of those markets. With only 220 stores globally at the end of the first quarter, including about 170 in the U.S., we have plenty of white space for this brand. Our go-to-market strategy will look different than in the past as we deliver more off-mall, neighborhood and street locations to stay close to where our local customer is shopping. We're excited about the opportunity to introduce more locations and plan to open approximately 30 to 40 new stores through 2025, with the potential for more longer term. In addition to data and analytics, we're also using our customer journey work that I mentioned to actually enhance our store experiences. Okay, last but not least is our third area of growth, and it's going to come from how we authentically engage with our target customers through digital marketing and social selling. So for that, I'm happy to invite up Carey Krug, our Head of Abercrombie Marketing. Carey Krug - Abercrombie & Ftich Co. - Head of Marketing Abercrombie & Fitch Thank you, Kristin. I am grateful to be a part of this team. And as a mom of 2 girls, I am honored to be among such incredible female leadership. I joined the company at the tail end of 2018. And prior to Abercrombie, I had the privilege to work for some quintessential American brands, including David Yurman, where I was CMO; Ralph Lauren, where I led global marketing for the Polo Ralph Lauren brand; and Donna Karan, where I had the opportunity to create and launch the digital businesses for both Donna Karan and DKNY, right here in New York City. And I am very happy to be here with all of you and firmly declare that Abercrombie is Back, and this is only the beginning. Now I took the call from Abercrombie mainly out of professional curiosity, which quickly turned to personal curiosity when I learned of Fran and Kristin's vision to transform the Abercrombie & Fitch brand to be relevant, inclusive and purpose-driven. As a marketer, there is nothing more enticing than having the opportunity to reimagine and relaunch an iconic brand. But it was the culture of the company that ultimately propelled me to take the plunge and make the move. And 3.5 years later, I am so thankful that I did. I started at the very beginning of the brand's turning point. Kristin's purview had just been expanded to oversee all of the Abercrombie brands in addition to our responsibilities at Hollister. Corey Robinson, who is here, had just been tapped to oversee all of merchandising; and Joanna Ewing, our Creative Director, had started 6 months prior. The stars had aligned. Our task was not an easy one. It was to think about the brand differently and cement what we wanted Abercrombie to stand for. We aligned on the evolved expression of the brand that Kristin just walked you through and are laser-focused on the young millennial target. And that was the inflection point of the phenomenal growth that we are seeing today and the beginning of the next great chapter in the Abercrombie story. The challenge from my team was getting into the consideration set of a very fickle and, frankly, very jaded customer group who either had an antiquated impression of the brand or they simply didn't know we existed and they certainly didn't know the breadth of product that we had begun to offer. We knew a traditional marketing approach was not going to be our path to success. It is one thing for a brand to say what they are and what they believe in, but it is so much more powerful to hear that through the lens of others. Of course, we needed to show up consistently 12 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

of living our brand purpose across all of our customer touch points, including our site, our store and our app. But we also needed others to tell our story for us. After a significant amount of research, we discovered that the young millennial customer is most influenced by their personal network. And that virtually all of their interactions and, increasingly, all of their transactions are happening in the social space. So that is where we immediately funneled all of our efforts into building and fostering a community of brand advocates, which includes our influencer, our editorial and our affiliate networks in addition to our customers and our brand partners. And as a result, this community and our business have both grown dramatically. We were one of the first to tap into the strength of this new way of thinking. As an early adopter, we have been a key partner to some of the most influential social networks, including TikTok and Instagram. And those partnerships and building that community together with our improved product and experience is how we went from being the best kept secret to TikTok's favorite fashion brand. Today, when we say our community of brand advocates, we are referring to individuals who are talking about our brand, individuals that are advocating for our brand, as you can see from the charts, individuals who have become a significant source of revenue from our brand, representing over 200% growth over the past 4 years. This discourse and conversation is largely taking place in social media, helping to cement Abercrombie as a leader in the industry of social commerce. Over the past 3 years, we have received 3 most loved product awards on LTK, which is the world's largest influencer and creator commerce platform, and we received LTK's 2021 Influencer Marketer of the Year Award. On TikTok, the terms Abercrombie is Back and Abercrombie is Trending have both been trending terms with a 96% positive sentiment last year, shattering platform benchmarks. And as a result, last year, Abercrombie was the only brand invited to participate in TikTok's brand Sentiment Alpha. That is in addition to being invited into Instagram's Affiliate Alpha where we are among the top-performing brands. In fact, given our incredible performance in this space, we are consistently tapped by all of the leading platforms, including Google, Meta and TikTok to participate in their alpha and beta testing, which is when they add new capabilities and features to their platform accessible to a finite number of users, so that they can test and learn prior to them officially launching. So this shows that when the leading social networks want to innovate, they partner with Abercrombie. And by participating in these, we've been able to get a taste of what the future looks like for both us and our customers. With this invaluable foresight, we're already positioning ourselves to tap into these emerging technologies and platforms to the greatest extent of what is possible. This has equipped us to not simply be early adopters but true pioneers that can leverage these capabilities to deliver meaningful results in the areas of sentiment, engagement, recognition and revenue. All of this success ties back to a theme that you have heard repeatedly today and one that you will continue to hear from us, that we are obsessively focused on our customer. We do much more than just talk at them, we converse with them, we listen, we respond, and we react. When we started seeing a groundswell of organic fashion post on TikTok in 2020, we leaned in. Now there are more than 343 million uses of our hashtag. To put that into context, that would be similar to every single person in the entire state of New York making an Abercrombie TikTok 40 times. And there is new user-generated content being created every hour. These posts enthusiastically shot about our incredible product, but also that Abercrombie is now their go-to brand because of our incredible fit and our ability to outfit everything on their long weekend itinerary. In essence, we are ingrained into the lives of our customers and have set ourselves up to deliver everything that their life resume demands. Beyond listening and reacting, we recently co-created a campaign with our community and our long-standing philanthropic partner, the Trevor Project. The concept is a duet challenge on TikTok to show LGBTQIA+ youth, just how many people out there love and support them for exactly who they are, by creating a digital love chain. Because in this community, everyone belongs. And the best part was that this content has all been organically created by our community and TikTok is boosting the campaign on their own dime in support of the cause. By leading with purpose and enabling a 2-way conversation with our customers, we have created rich and enduring relationships with our community, and it is this closeness that has got us to where we are today. And it is this close connectivity and the trust that we have established 13 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

that will set us up for success for whatever comes next. When it comes to any challenge, they always say it takes a village. Well, we've got that in the community we have created. You know as well as we do that the only constant today is change. We have created internal processes and a team structure that enables us to move at the pace of our customer, so that we can continue to show up how and where they want us with authentic, social-first content told through the lens of our customer. In short, both our growing community and the platforms that court them have all agreed that Abercrombie is back. Well, they're right and we are only getting started. But don't just hear it from me, let's hear what our community has to say. (presentation) Carey Krug - Abercrombie & Ftich Co. - Head of Marketing Abercrombie & Fitch Now back to Kristin. Kristin Scott - Abercrombie & Fitch Co. - President of Global Brands All right. Thanks, Carey. That is so amazing. I love that video. Okay. So to sum up Abercrombie Adult, we have successfully implemented a turnaround that few thought was possible. We cemented ourselves as one of the most loved brands for young millennials and now we call it our biggest growth opportunity. We believe that there is a clear path to achieve 6% to 8% sales CAGR for Abercrombie brands off of 2022 levels. As a reminder, from a reporting perspective, Kids rolls into Adult. So looking at just Adult, we expect growth above the total brand. So on top of the drivers that we outlined earlier, we also have opportunities to drive additional growth, and these are not baked into our outlook for 2025. First is men's, where we are starting to see traction in the U.S. with our evolved positioning. As we've immersed ourselves in his life, we've identified clear white space and things like Best Dressed Guest, YPB, licensed graphic tees, golf lifestyle, just to name a few. We also have additional global store expansion beyond what's currently in our model. The beauty here is that with our strong balance sheet, we can quickly react to and take advantage of opportunities as they come our way. And then finally, we have further category expansion opportunities as we discover other ways to serve our customer and their busy lifestyle. So just think, 3 years ago, Curve Love, YPB, Best Dressed Guest didn't even exist. So I'm anxious to see what our teams come up with next. All right, on to Hollister. So earlier this morning, Fran and I both talked about why we joined Abercrombie and that was for Hollister, which was our first brand to turn around. And it started with our initial brand purpose, which still holds true today. At Hollister, we believe in liberating the spirit of an endless summer inside everyone. And our goal is to give our global Gen Z consumer a sense of optimism and that feeling that anything is possible. Here's a quick video that shows how our brand purpose comes to life. (presentation) Kristin Scott - Abercrombie & Fitch Co. - President of Global Brands All right. This customer is smart, compassionate, educated, and vocal on the issues that they care about the most. They are the first generation to truly have grown up on social, and they are tackling many unique mental health issues as a result. And we're there for them, partnering with such groups as GLSEN, which is a national network of educators, students and local chapters working for every student to have a safe, supportive and LGBTQ inclusive K-12 education, and the Academy Group, which is committed to closing the opportunity gap. Based on the premise that with equal access to resources, students from the most challenging backgrounds will outperform those from the most privileged communities. 14 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

We also created our own holiday, World Teen Mental Wellness Day, and we created a fund that monetarily fuels team's passions and empowers the next generation of change makers. I love everything that Hollister stands for and helping our customers feel confident is truly at the center of everything we do. So of the many things that are unique about Hollister, our singular focus on the global Gen Z is the most important. We know this Gen Z customer better than anyone else, and we are not trying to be everything to everyone. As a result of our laser focus since 2017, our U.S. sales have grown at a 4% CAGR, even as the teen market has contracted since 2018. We have attracted over 20 million new customers, and we've been able to grow our retention rate. We design our product, voice and experience specifically for Gen Z, and the addressable market is large, with 67 million people in the U.S. alone and $44 billion in apparel spend. So for Hollister, we're focused in 3 key areas. First is data-driven store expansion. Second is EMEA stabilization and ultimate growth. And third is evolving our assortment and engagement strategies to expand our share within the older Gen Z customer. So let's start with data-driven store expansion. In 2021, roughly 65% of Hollister's revenues were driven in stores. So this reflects Gen Z's preferred shopping habits as they view going to the mall with their friends as a fun social activity, even though almost 90% of initial discovery will occur digitally for this customer. As such, Hollister has a larger store base than our other brands at about 500 locations globally at the end of the first quarter. However, this is very low relative to our peers, and we're underpenetrated in the key U.S. and Western European markets. Similar to ANF, we have used data and analytics to inform ideal locations and assortments. We have identified over 100 locations in the U.S. that we believe could support a Hollister. Some are malls that we've exited recently -- well, in the past, while others are in areas with a strong digital presence, where our customer has told us that they actually want a physical location. In addition, we have also identified other opportunities in Western Europe for store expansion. However, given the pressures facing our global consumer, we're going to take a disciplined approach to openings and ensure that each store has a purpose in the respective market and delivers a high return. Our 2025 target assumes that we add 30 to 40 net stores for Hollister. These will have elements of our latest format, which was also concepted based on the customer journey that I spoke about earlier. We have the flexibility to open more stores as we see the right opportunities arise globally. The next area of opportunity is EMEA stabilization and ultimate growth. Over the last few years, the Hollister brand has had an outsized negative impact from EMEA due to COVID-related restrictions and closures. From 2019 to 2021, EMEA sales have declined roughly $60 million. With only about 100 stores in that region, our brand awareness is lower than the U.S., and we are very much dependent on the mall traffic for those sales. As Western Europe has begun to open, we have experienced an uptick in the EMEA region, especially in our largest market, the U.K. Reflecting on the uncertain environment, we are assuming it will take multiple years to recoup the lost EMEA sales that see upside to our outlook if the region opens up more quickly. We have spent the last 3 years building a team in region to help us stay close to the customer there. And we feel confident that we'll be able to use our North America playbook to drive growth in brand love in EMEA once the macro headwinds subside. And our last area of focus is growing our already robust customer file by improving engagement with the older Gen Z customer. Through customer-led research, we've identified an opportunity with the 19- to 22-year-old segment, and we're going after it. We'll focus on evolving our assortment and engagement strategies to address this segment in a relevant way. As we introduce product and marketing strategies that appeal to the older Gen Z customer, we will retain a balanced assortment so it's not to alienate our younger Gen Z customer. According to NPD, every point of market share with this older Gen Z segment, aged 19 to 22, is worth about $190 million a year in the U.S. alone. We'll continue to test and learn both product and engagement strategies and anticipate driving growth from this segment of the market. A huge piece of all of this is how we engage with our customer. To discuss that in more detail. I'm excited to invite up Robert Zajac, who is our Head of Marketing for Hollister, Gilly Hicks and Social Tourist, to share how we engage. Robert Zajac - Abercrombie & Fitch Co. - Head of Marketing Hollister Good morning. Good to see everybody here. As Kristin said, my name is Robert Zajac. I'm the Head of Marketing for Hollister, Gilly Hicks and Social Tourist. Reiterating, please go and check out all the stores. They look amazing across all the brands. As you heard today, we take great pride in being closer to Gen Z consumer than anybody else. And I, along with my team, have the great privilege of bringing that to life. 15 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

I've been with Abercrombie & Fitch Co. for just over 2 years now. But I spent the last 20 years living and working all over the world on some amazing global brands. I started in advertising in Sydney, Australia. And then I transitioned into brand management and marketing right here in New York City for ESPN on the Upper West. And then I spent 10 years at Nike, working on global categories like running and basketball, leading marketing for regions like Central and Eastern Europe, out of Amsterdam, and driving businesses like the Jordan brand across all of EMEA. I spent my entire career working on brands that put the consumer at the heart of everything they do and Hollister is another -- does exactly that. This obsession with the consumer is the foundation for innovation, and honestly, across the board at Abercrombie is the catalyst for all of our potential. And that's exactly why I joined Abercrombie & Fitch. I can see the potential everywhere from untapped marketplaces, to new categories, to digital expansion, but that wasn't all. There's also a culture that Kristin mentioned and Fran mentioned, there's a culture that was open, supportive, ambitious and welcoming, not just test and learn, but test, learn and support. And that to me was a winning combination. And it's a nice bonus. I have 2 teenagers at home, and I have literally spent every day of the last 15 years trying to make sure that I can remain relevant and cool to both of them. So this is a huge upside, not going to lie. Okay. So the Hollister brand has been built by relentlessly focusing on that global high school teenager. And that's important, right? It has a long history, and Kristin said that we're not everything to everyone. That focus, however, also means that this 19 to 22 year old, that Kristin mentioned, is clearly untapped potential for the brand. And it represents, as Kristin noted, almost $190 million of market share of revenue for every point of market share gain. The Hollister brand actually resonates more with this consumer than some of our key competitors, but we under-index in market share, simply due to the fact that we have not overtly targeted this consumer. Yes, this consumer group also has a $19 billion addressable apparel market size in the U.S. We're attacking that opportunity by leveraging our obsession with the consumer. We know Gen Z better than anyone else. We continuously engage with this generation to understand what matters to them and what drives them. It helps us make customer-centric decisions across brands, across products, across category expansions, and on our end-to-end experiences. We're constantly learning. We're growing, we're evolving with this generation. And we leverage a proprietary suite of tools to do so. So we have an online research community. It has over 1,800 -- 1,500 members, and we interact with them 2 to 4 times a week. So we have a brand agent program, which is a series of high school students all over the country that give us insights from the hallways, insights from the classrooms, as Kristin mentioned, insights from Friday night football games. And we work with industry-leading cultural specialists to make sure that we are right there with our consumer as trends change and as trends evolve. Being customer-obsessed also means we know how to build brand love with this generation. We've seen consistent year-over-year growth across key metrics since we started measuring them in 2019. This includes brand love, which is just how our consumers feel about us; popularity, right, the brand's relevance and resonance with Gen Z and reflecting diversity, which means Hollister is a brand for everybody. Year-to-date, we've even had more dramatic increases as being seen as a cool brand and being seen as a brand that understands Gen Z and gets this generation. As noted earlier, our brand love especially is already trending ahead of some key competitors in that 19- to 22-year-old range. And we've also seen our Net Promoter Score, which is a customer loyalty and satisfaction score, trend up year-over-year since 2019, further reflecting the brand's resonance across this generation. That brand love is reflected in our customer file. We are obsessed with our customer. We've mentioned that a couple of times. But the good news is that our customer is also obsessed with us. Since 2018, we've attracted over 20 million new customers in the U.S. and EMEA, and our retention rate has actually increased. We've also built an industry best loyalty program that was just awarded an industry best award from Newsweek as well earlier this year, Club Cali. And since its launch in 2016, the program has gained 35 million members and generated $6.6 billion in revenue. Over the last 12 months, we've seen 20% growth in overall membership and our gold tier, which is the most valuable members for the program, has increased by over 35%. Last year, Club Cali members drove over 80% of Hollister's revenue. We'll come back to loyalty in a couple of minutes. In the U.S., the combination of accelerating brand love and an incredibly healthy customer file is translating into a business that's outpacing the overall teen apparel market. Since 2018, research shows that the overall teen apparel market is down, but Hollister has actually bucked the trend and has grown. In fact, since 2017, Hollister has seen a $200 million in revenue growth and 23% increase in sales per customer. And we're feeling 16 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. 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that momentum with consumer-focused marketing innovation. Hollister was the first teen retailer to advertise on Instagram. We're the first to advertise on Snapchat. And we've been pushing boundaries side-by-side with Gen Z ever since. (presentation) Robert Zajac - Abercrombie & Fitch Co. - Head of Marketing Hollister I'd love to stay up here for the next 45 minutes and take you through everything that we're doing. I'm not going to do that. But what I will take you through is some of the ways that we're building on that customer obsession and building on that energy that comes through our marketing and through that knowledge of the consumer. That strengthens our foundation and helps us capture that older Gen Z customer. And our focus is going to be in 3 areas. We are human powered, so influencer marketing. We're socially fueled, so how we innovate in the social space. And then loyalty driven, right? So the loyalty program that we just spoke about and how we're going to expand and strengthen that in the future. So the Hollister collective is the very definition of influencer marketing and being human powered. It's a diverse group of over 60 people across fashion, culture, music, art and gaming that love Hollister as much as we love Hollister. They're long-term partners of the brand and a key vehicle to engaging with Gen Z as we move forward. And we're looking to expand the collective in the future with some really groundbreaking partnerships. So stay tuned in this space also. The group includes Good Vibras, which is a first-of-its-kind long-term creator program that we launched last year. It's focused on empowering Latinx creators that actually created quite a stir in the marketplace, expansive headlines, 20 million plus impressions. Now in its second year, the Good Vibras creators are working with us to celebrate Hispanic Heritage month and the diversity within the Latinx community. And the future is very bright for this initiative with expansion into products, collaborations, music and art. The collective also includes our gaming team. So we see gaming as a massive opportunity for the brand. Over 2.5 billion gamers in the world. Industry projected to reach over $200 billion in annual revenue by 2025. And moving into this space was another example of us being obsessed with our customer. Gaming is Gen Z's #1 hobby coming out of the pandemic, and we know that they all want to look good and feel good while they're in this space. Last year, we launched Hollister's all-day gameplay apparel, which is one of the best-selling collections of the year. And we fueled the launch by announcing our partnership with Bugha, who was the Fortnite World Champion, has over 16 million followers across all of the social platforms. The partnership actually also drove a new customer file, a new customer rate that's double our average, just showing the opportunity within the space. And we're building on this success this year and as we move forward, bring the brand deeper into the world of gaming, exposing it to a broader audience, expanding the roster of gamers and streamers that we work with, moving the brand into the competitive world of e-sports, and working with the community on initiatives aimed at making gaming more inclusive. So bringing our purpose into gaming. And our consumer is inherently social, right? So Pillar 2. And so is the Hollister brand. 97% of Gen Z said to use social media as their top source of shopping inspiration and they spend on average 2 hours and 43 minutes a day on social platforms. I can attest to that. I can also assure you that I and my team spend at least that much time on social media every day, productively, in building the business, building and expanding Hollister's passionate and amazing community across social. Today, it has over 18 million followers and an organic reach of 1.3 billion people. Leveraging that, Hollister is leading the way to transform that Gen Z community into social commerce with a focus on TikTok Live Shopping and the Hollister storefront on Instagram. We've built an amazing relationship with our platforms that bring content, influencers and commerce together to create an always-on presence for the Hollister brand. Since last year, we've seen over a 70% lift in overall social sales and a 30% lift in average order value on these platforms. We've also seen more than an 80% year-over-year increase in visitors to the Hollister store front on Instagram, and almost 90% of those visitors are new to the brand. Even more exciting is what's coming next in this space. In the coming months, we'll actually be doubling our cadence to weekly, and we'll be the first brand in the U.S. to do so. We also partner incredibly closely with platforms to find innovative ways to be where our consumer is, not just to communicate with them, but to enable them to shop. Our consumer doesn't go shopping, they're always shopping. Snapchat, which I'm sure those of you with some teenagers in the house all can attest to, is one of Gen Z's favorite social messaging apps, reaching 90% of this entire demographic in the U.S., 319 million daily 17 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. 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users, and over 5 billion Snaps shared. And they're a great partner of the Hollister brand. In 2021, when our stores were still shut down, we partnered with Snapchat to bring the store to our consumers. During Black Friday, we were one of only 6 brands included in a virtual reality mall that we created with Snapchat and we saw an incredible 7-point lift in brand favorability, which is 7x the benchmark for Snapchat. And we also saw consumers clicking through our storefront 3x higher than the other brands that were included in the program. To build on that success, next month, when we watch all of our kids go back to school, we're working with Snap to create an omni experience that's going to bring our amazing denim assortment, some of which you can see in the store in the back to life, but we're going to do it in a way that seamlessly blends Gen Z's favorite places to shop. We're going to blend the store with the phone. So we'll be one of the first brands to leverage AR technology across our entire store fleet to bring the depth and breadth of our denim assortment to life. So be on the lookout for that. All right. Last and certainly not least, I want to circle back to the Hollister loyalty program. As noted, we've seen incredible success with Club Cali on the membership side and on the revenue side, and now is the time to take it to the next level. So next month, we have plans to completely relaunch our loyalty program with the introduction of Hollister House Rewards. Hollister House almost -- so we spent about 24 months full of research, validation and creation, identified opportunities to expand from a loyalty program to a modern membership program. Hollister House Rewards will have new benefits, new services, new innovations developed to drive Gen Z membership. It will launch by introducing early access to products and a gold tier in EMEA. But what's really exciting is what comes after. So the program is built to be iterative and responsive to changing consumer needs. So we'll be rolling out new features and functionality on an ongoing basis for the program. Okay. That's just a small look at what we'll be doing to continue being the brand for all of Gen Z. There's so much excitement across the team. And as Fran noted, we're just a small slice of the amazing team that does all this work. But that collaboration and that excitement is infectious. So with that, I'll turn it back over to Kristin. Kristin Scott - Abercrombie & Fitch Co. - President of Global Brands Okay. Thanks, Robert. I agree the excitement and collaboration is amazing. It has been amazing. So that, along with all the other initiatives that I shared earlier, are what gives us confidence in the ability to deliver our flat to plus 2% sales CAGR for the Hollister brand. As you can see, we have upside identified, but not built into this outlook. So reflecting the outsized impact of inflationary pressures on the Hollister customer, we believe in planning conservatively, but can react quickly if we see the macro environment shift in favor of this customer segment. So on top of the near-term opportunities we addressed in our 2025 plan, we also have additional longer-term opportunities, which are not currently baked into our outlook. First is continued store expansion, especially in the U.S. and in Western Europe. We also have further category expansion based on our customer insights to gain even more wallet share from our total Gen Z customer. Okay. So now let's talk about Gilly Hicks. In 2016, we reintroduced Gilly. And at that time, it was a female-based intimate sub-brand that was offered within all Hollister stores and online globally. We saw great traction with that and we knew there was an opportunity to think about it much bigger. So over the years, we began to build out a team, gain customer insights, and put many tests in work to help us understand the true potential for Gilly as a stand-alone brand. In 2019, we hired Kim, our GM, and built a team to support it as a brand separate from Hollister. Based on aggressive customer insights and market research, we identified how to bring the new Gilly to life in a unique way and fill white space in the market. So last year, we relaunched the brand with a focus on being the world's happiest active lifestyle brand with an emphasis on dual-gender active, lounge, and intimates. We also created a stand-alone digital presence, opened the first of its kind stand-alone store and rescanned our side-by-side stores globally to reflect this new positioning. Since then, we've learned a ton, and now we're ready to accelerate our growth. Our customer is definitely responding to our optimistic take on life. Research has proven that 10 minutes of movement a day can make you happier. And we're embracing that with our updated Gilly brand purpose, which is as simple as play happy. Let's take a look at the video that brings this brand to life. (presentation) 18 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

Kristin Scott - Abercrombie & Fitch Co. - President of Global Brands So when we relaunched the brand, we learned something really interesting. And that was that when we separated Gilly from Hollister, it appealed to an almost ageless audience. In our stand-alone stores, we had male and female customers ages 13 to 40 that were shopping the brand and loving it. We also learned that active lifestyle and lounge lifestyle were highly productive and that our female and male customers were embracing the value they were getting for the quality, comfort and versatility of the product. With our new positioning, we see the opportunity to deliver a 15% sales CAGR through 2025 off of a planned base of $110 million in 2022. And to do that, we're focused on 3 key strategies: One is further driving brand awareness through marketing and opening freestanding and side-by-side stores. The second one is our assortment architecture, where we will be leaning into active lifestyle. And third is growing our men's business. So first up is brand awareness. We believe that Gilly is truly a global opportunity. So last year, we launched our first stand-alone store of its kind in our own backyard in Columbus, Ohio. At just 2,500 square feet, it's a great representation of the brand and its attracted customers of all agents. Last month, we opened a store in Germany. And this month, actually this week, we're going to open a store on Carnaby Street in London. Opening stores in 2 of our largest international markets speaks to the customer demand and brand awareness in Europe. Locals already know us and are embracing our brand. And this is tremendous because we're not limited to the U.S. for our growth. We currently plan to open 30 to 40 stand-alone Gilly's over the next few years and will continue to open side-by-side stores where appropriate. We have the customer and insights and data to tell us where to expand more quickly around the world. And we'll be able to react to those learnings and open more stores globally if performance exceeds expectations. Longer term, we believe that Europe and the Middle East, in particular, will be key differentiators and accelerators for us. We already have a presence in both regions and the customer response is quite strong. In addition to the buzz surrounding our stores and side by sides, we've also attracted new customers with our stand-alone digital presence, which we introduced at the same time as the brand relaunch last year. Previously, Gilly lived on Hollister's social channels, and we're currently ramping up our marketing efforts on all the social media platforms. Our second focus is on assortment architecture. So as we listen to our customer and analyze their shopping behaviors, we realize that we have significant untapped opportunity, especially in active lifestyle and loungewear. Across genders, we will drive an even deeper emphasis on our active lifestyle and loungewear collections, both of which are relative outperformers and carry a higher AUR and margin than intimates. By offering these incremental categories, we have attracted new customers, increasing the frequency and size of purchase, while maintaining a base level of intimate sales. So taking a moment on each of these. For those who are less familiar with the term active lifestyle, it combines an active aesthetic and a low-impact performance component. So this is very distinct from YPB, which you may have seen in the Abercrombie build-out, which is really a performance high-intensity workout. Our active offers great fashion, versatility and value that's differentiated in the market. And since its launch in 2020, Active has continued to be our top-performing category. Active, as you know, now is the fastest-growing segment of the apparel market, and we're excited to use our unique happy positioning to take our share. So looking ahead, we expect the active lifestyle category to represent about 50% of our total Gilly business by 2025, and that's from current 30% of our business. And we'll do this through the expansion of our key franchises, Recharge, Energize and Boost. And loungewear quickly becoming known for our incredibly soft and cozy fabrics. The quality, comfort and value is a definite competitive advantage for us. We've also just introduced our signature everyone collection, which is a gender-inclusive knit collection with our signature smiley face, which you can see in the picture and in the shop when you go through there. When we reintroduced our brand last year with its new positioning, our customers loved all the happy product and the smiley face. So we've created a franchise around it that truly brings the brand purpose to life. Looking forward, we expect loungewear to represent 30% of Gilly's business, up from 20% today. Our third area of growth is men's. So we successfully rolled out our initial men's assortment last year when we relaunched the brand. And ahead of the launch, we spent a lot of time with male customers to understand where the white space was. We discovered that he was looking for active, lounge, and underwear product that was comfortable, versatile and offered a great value. We also learned that he wasn't hung up on Gilly being a female-only brand. So this represented a unique opportunity for us. 19 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. 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So based on selling in our freestanding and side-by-side stores, we now believe that men's could account for 20% of our sales by the end of 2025 with upside longer term. Reflecting on our early learnings and our market trends, we're going to focus that business on active and loungewear as the distortions with underwear being a smaller piece of the business. To round out Gilly, we're really excited about what's ahead and confident in our ability to deliver a 15% sales CAGR off of 2022 levels as we continue to expand globally, build brand awareness, distort to active, and grow men's. So as I mentioned earlier, while not in our 2025 target, we can look to accelerate our store growth as we get learnings from the new stores that we're opening. Okay. So before we go to break, just a quick moment discussing Abercrombie Kids and Social Tourist, which are 2 brands we're very excited about that will provide upside to our outlook in 2025. At Kids, we see the world through their eyes, where play is life and every day is an opportunity to be anything and better everything. Our edit point of a 9-year-old is used to make all of our decisions around product, voice and experience, and it's also a differentiator for us and that it's older than most of our competitors in this market. Our kids love a mini me look and they love to emulate their older siblings. And we have the unique advantage of being able to read trend cues from both Hollister and Abercrombie Adult and apply those quickly to our kids product, which we've seen tremendous success with. We plan to continue to lean into our strength in the U.S. and build on our franchises that have been quite successful with Everybody Collection, Cool Stuff, Essentials and our Active line. And now on to our newest brand, Social Tourist. Social Tourist caters to the older Gen Z and young millennials by providing an edgier, more fashion-forward vibe that fits into their social-first lifestyle. At Social Tourist, we will continue to take learnings from product as well as our digital and social engagements and thoughtfully apply those to our brands, while leaning further into our relationships with leading social providers, TikTok, Instagram and Snapchat. And as I mentioned before, growth from both Kids and Social Tourist provides upside to our outlook. To finish up our brands, our ability to achieve our always forward plan is rooted in our purpose and in our ongoing commitment to our customer to know them better and wow them everywhere. I'm so proud of the positioning of our brands and what they stand for, and we truly live our purpose each and every day. So let's take a quick 15-minute break before Samir joins us on stage to talk about our enterprise-wide digital revolution. And I'd encourage you during your break to swing through the shops, if you haven't already, where you can meet with the key brand leaders that I introduced you to earlier. But we'll see you back up here in 15 minutes. (Break) Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR So hopefully, grabbed some snacks, walk through, got some refreshments ahead of our next exciting speaker. So really thrilled to introduce Samir Desai, who's our Chief Digital and Technology Officer, who is going to talk to you about all the amazing things that we are doing. So come on up, Samir. Samir Desai - Abercrombie & Fitch Co. - Executive VP and Chief Digital & Technology Officer All right. Technology 101. You got to have the clicker. All right. Good morning, everyone. So my name is Samir Desai, and I joined the company about a year ago in the newly created role of Chief Digital and Technology Officer to further capitalize on our opportunity to be the leading global omnichannel retailer. I'm responsible for our digital experience, our data and analytics, and our technology teams. But prior to joining ANF, I spent about 15 years at Equinox. I was fortunate to join Equinox at an early stage of its growth trajectory and really helped scale and grow that business into the portfolio of global brands that it is today, including SoulCycle, Blink Fitness, Equinox Hotels, and most recently, a technology business that brought to market the Equinox+ app and the SoulCycle at-home bike. So in a world where fitness at home was really the growing trend, I actually spent a lot of my time thinking about the omnichannel experience here between fitness and lifestyle. So really delivering that experience at home, in the studio, on the go, across the board. And it's really this omnichannel 20 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

experience opportunity that got me super excited about ANF. A heavily digital business plus a large global footprint of stores powered by some of the world's most iconic brands felt like the perfect opportunity to build the world's leading always-on shopping experience at scale. So today, I'm going to give you some visibility into our enterprise-wide digital revolution and how we're using data and technology to build an even more profitable and scalable ANF. So to start, I want to provide a little bit more detail on what I meant by a heavily digital business. Across all of our brands, we're seeing our customer engage with us digitally, but in different ways based on the brands. At Abercrombie Adult, we have a young millennial customer that prioritizes speed and convenience. In this brand, we see almost 60% of our revenues coming from our digital channels. So there's clearly operating efficiency there, but the bigger opportunity is all the rich customer data that we're capturing on every one of those transactions. I'll speak more to how we're unlocking value from all that data in a little bit. In Hollister, we have a Gen Z customer that loves the experience of going to the mall and shopping in person with their friends. That said, this brand sees the highest level of digital engagement upfront in the product discovery process. We're seeing more than 300 million visits a year across our digital channels from this customer. These teenagers are doing their research upfront, and when they come into the store, they're looking for an experience, they know what they want to buy, and ultimately, we're there to support them through that full journey. And finally, we're putting a lot of effort behind our mobile apps, because we know this creates a sticky experience, and it's also the place where we can deliver the most personalized experience. Our strategies are working here, and we're seeing more than 20% of our digital business coming from our mobile apps. And this is going to continue to be a big growth area for us as we scale. So looking forward, both Fran and Kristin mentioned this morning, our strategy is built on the 2 pillars of know them better and wow them everywhere. And we're enabling and activating these pillars through our enterprise-wide digital revolution that's touching every part of our organization. We're moving away from how a traditional retailer operates and more towards how a tech company operates. This means we're empowering our teams to move fast and make decisions, be customer obsessed, and focusing on continuous delivery. I'll walk through each of these in the subsequent slides. Let's start with what we mean by know them better. As you've heard throughout this morning, we are customer obsessed. Over the last 18 months, using artificial intelligence and machine learning, we've analyzed tens of millions of customer records, organized them into segments based on behaviors and attitudes, and we now have a rich a 360-degree view of each of these customers. Today, we're able to understand what our customers are telling us, whether that's on social channels like Instagram or TikTok, through our ratings and reviews from our product pages, or the customer service chats our customer service team receives. And even more importantly, we're able to understand what they're not just telling us, but rather showing us through their behaviors. How many times do they open up our app to browse products? How many times are they buying multiple sizes of something and returning the ones that don't fit? What type of marketing creative are they clicking on more than the rest? All of this data helps us better triangulate what type of customer they are, so we can deliver the most personalized experience and predict and prevent future pain points and friction points before they happen. Now we're leveraging this rich customer data not only to drive the customer experience, but also to inform decisions across our entire business and fundamentally changing how we operate as a company. Our merchants are using Google Search trends data and digital product testing tools to help them better predict fashion trends and how to build their seasonal strategies. We're using advanced text analytics to process the millions of ratings and reviews we receive each year to surface relevant product feedback and insights back to our merchants. Our merchandise planning teams are moving away from manual tasks and more towards automated algorithms and AI to help them make decisions based on data. A great example of this is how we've evolved and advanced our product testing capability. For this upcoming fall season, we used our digital platform to predict which fall styles will resonate the most with our customer. And based on that data, we sized our inventory buys for the fall season accordingly. This capability is also helping us better allocate inventory across our store fleet. It's driving up store productivity because we have the right assortment in the right stores, and it's allowing us to deliver the product to the customer as quickly as possible because the product is close to where the order is coming from. 21 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. 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And then when it comes to the customer experience, this is where we're seeing the most opportunity to unlock value from data. Knowing the customer so much better allows us to anticipate their needs and serve them the best experience possible. Whether that's on Instagram or TikTok, where they're discovering our products; on our website or apps, where we are able to build the right assortment based on who they are; and in our stores, where associates have better tools to manage and understand customers' order history, customer preferences and things of that nature. And lastly, our real estate teams are using data science to help them understand which locations will drive the most omni demand and which store formats will perform the most and the best. We know that we're able to drive a lot more digital demand if the customer knows that there is a store available to them within 15 minutes of where they live, where they can pick up an order, exchange an order, or perhaps return an order. This predictive digital demand data will continue to play a big role as we establish new doors and become a net store opener. Our last 2 Chicago stores that Fran and Kristin mentioned this morning are a great example of this. The data told us that we had a strong women's customer and very strong digital demand coming from downtown Chicago. So you can see that on the map there with the dark blue circles. So we opened our first ever women's-only store on Southport Street, and a smaller footprint, dual-gender store on State Street that serves as an omni hub. These 2 stores together will now add millions of dollars of incremental sales to the Chicago market. So this is a playbook that we've applied clearly here in Chicago and are now applying it to new markets as well. But as I said earlier, this digital revolution is cutting across our entire enterprise, and in the end, will position us to operate much more like a tech company than a traditional retailer. This means we're making decisions across our organization using data and in the context of real customer problems and customer value, not just based on gut intuition or solely based on senior executives' ideas. We're empowering our teams closest to the work to validate those ideas through a robust test and learn process versus spending months and months debating ideas and decisions in a conference room. And we're building internal expertise in areas like digital and data to give us real differentiation versus outsourcing this important work to agencies or partners. So this all starts with our people. As we continue to build out our internal teams, we're recruiting top talent from some of the world's leading companies like Microsoft, Amazon and even NASA. I'm a big believer that a team with a diverse set of backgrounds, not just from retail, is critical for us to solve the same problems all the other retailers are facing, but in unique and different ways. In the last 6 months alone, we've added an additional 75 people. So clearly, our vision and strategy is resonating with top talent in the market. The majority of these people are experts in things like omni customer experience, data science, and modern software development. These are the skills that are required to operate any modern company, both today and definitely tomorrow, irrespective of the industry. But hiring the right talent is not enough. As I said earlier, this revolution is cutting across our entire enterprise and not just focused on the tech team. So this means all of our associates globally are adopting new ways of working. And to facilitate this, we've built an internal digital academy that our associates are going through to learn and build new tools and skills. A great example of this was with an associate in one of our distribution centers. She went through a robotic process automation training and then was able to apply what she had learned through that training back in her day job. She automated a series of manual tasks known as waiving where she had to allocate inventory in batches for stores. This work was not only tedious, but had also required her to be available at odd hours of the day based on when orders came in. So automating this obviously drove up productivity, but it also delivered a much better associate experience overall. We know today that virtually any decision a human can make in under 2 seconds can already be automated using AI or bots. So just imagine how many of these types of decisions we're making across our organization every single day and you can appreciate how much time we're already starting to save here. And so this all builds up to our wow them everywhere pillar. But before I talk about the customer experience as part of wow, I want to share what we're doing underneath the hood from a foundation and infrastructure standpoint, because ultimately that's what enables the customer experience. We're proactively modernizing a significant number of our key systems to unlock the full potential of this digital revolution. The big pieces here are our core ERP platform, our database infrastructure, and our supply chain systems. These investments are already contemplated in our capital plan for digital and technology. I cannot underscore how critical these investments are to realize the full potential of this digital revolution. 22 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 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So finally, I want to finish by speaking about how all of this translates into our ability to deliver an unparalleled customer experience. I truly believe that the future of retail is retail everywhere. This doesn't just mean buying online and picking up in store, or curbside, or ship from store, all that stuff is table stakes at this point. We're thinking about the shopping journey not just as a sequence of events of buy, browse, deliver, but rather deconstructing the shopping journey into a set of retail services that are seamlessly woven together through the thing that we all use every single day more than anything else, our phone. So one really good example of this is how we're helping our customers browse our products better. We're testing a couple of different experiences in this space. Through technology in our stores, our app can actually understand whether the customer is inside of the store or not when they open it. And if they are, the experience automatically adapts accordingly. So the first phone here on the left shows what the menu would look like if they open the app inside of one of our stores. So let's say they're in the store and they want more information about a pair of ultra-high-rise ankle straight jeans. They open up the app, they click scan to shop, and using the camera on the phone can scan the label on the product and immediately the ratings and reviews for that product will show up inside of the app. Now typically, this kind of information is only available when you're browsing online. When you're in the store, you don't have access to that or it's really hard to get to. So why not make it extremely easy for the customer to be able to get the ratings and reviews that we already have available for them in store. And so that's one experience. Another experience is if they're at home and they're browsing on our app and they want to get a better sense of how a product will fit or look on them, they can again open up the app and click virtual try, and you can see that on the third phone there. And again, using the camera, can scan their body and they will see how the product looks on them and how it will size on them, again, using AR technology. This ability to meet the customer where and when they need a service is part of our customer obsession. So in summary, I'm incredibly excited about the team that we've assembled and our opportunity to know them better and wow them everywhere through our enterprise-wide digital revolution. And now it's my pleasure to introduce our Chief Financial Officer, Scott Lipesky, who will walk you through our financial discussion. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO All right. Great to see everyone in person. It's been a long, long time since I've seen so many of you, and it's great to be here. And thank you, Samir, our newest member of our senior leadership team. Great to be here. All right. So let's finish up. I'm going to tie together the themes that you heard today from Fran, Kristin and Samir. And I'll hit one point that Fran mentioned early on. Definitely an interesting time to have an Investor Day in light of the macro-related environment. We manage this business day-to-day, week-to-week, and we have to remain focused on the long term, and that's what we're here today to talk about. All right, our targets today, they reflect assumptions around inflationary pressures on both our business and the global consumer. And we're going to assume that the Abercrombie Adult customer is the most insulated as they have the highest income across brands and the Hollister customer is the most exposed. There are a lot of unknowns, but we have all lived through many, many cycles in this industry. And we believe the strategies and tactics we're going to present today can have us be a winner in a down cycle and a winner in an up cycle. We're also going to make our company stronger year in, year out as we move forward. All right. So let's start at the top, how do we expect to drive value as we go through our 2025 plan. By fiscal year-end 2025, a 3% to 5% CAGR off of 2022 levels, a sustainable operating margin at or above 8%. We're going to maintain a disciplined investment plan, and we're going to focus on driving growth across digital and stores. And we're going to generate steady free cash flow to have consistent shareholder returns. Confidence in this plan is rooted on the progress we made over the past 4 years. It's the last time we were up here talking to you. At that point, we wanted to double our 2017 operating margin from around 3% to around 6%. We did just that. We delivered a 9.2% reported operating margin in 2021 as well as a 9.6% adjusted operating margin. Compared to '17, how did we do it? We delivered low single-digit sales CAGR, with outperformance in the U.S., offset by underperformance internationally. We exceeded our gross margin expectations, rising 260 basis points, and that includes 350 23 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

basis points of freight pressure last year alone. We saw similar outperformance in our operating expense leverage, biggest driver taking out $230 million of occupancy expense as well as seeing the benefit from the shift to digital, which carries a higher operating margin. Finally, we put excess cash to work, returned $642 million to shareholders through dividends and share repurchases and those repurchases reduced our outstanding share count by over 20% since the end of 2017. All right. That brings us to today. Our 2025 target of $4.1 billion to $4.3 billion in revenue and a sustainable operating margin at or above 8%. Based on the global pressures on both the consumer and our business, and similar to the ride from 2017 through 2021, we don't expect it to be a straight line. As you've heard already today, we have many paths to achieve our goals. For operating margin, we expect to take a step back in 2022. But longer term, we see this range of 8% or above as sustainable based on the cost structure of the business and all the opportunities we have to drive growth across our portfolio of brands. Our target does assume partial normalization of the freight rates, which I'll get into in a couple of minutes. And then longer term, our aspiration is to be a $5 billion global family of brands with operating margins at or above 10%. All right. So let's start on the key financial principles at the top. Top line, you heard from Kristin, we have focused brand growth plans focused on our largest opportunities, Abercrombie Adult, Hollister and Gilly Hicks. As Samir noted, we are dramatically changing how we approach digital. We expect this to result in digital growth slightly outpacing store growth, while holding close to that 50% digital penetration going forward. For investments, we will focus on those strategies we've covered a lot today, knowing them better and wowing them everywhere, mainly in digital, technology, and targeted store growth. Over the period, we'll continue to focus on returning excess cash to shareholders, primarily through share repurchases. And finally, we're going to make certain assumptions on inflation and consumer health. All right, so a few cuts on the 2025 sales plan. Again, you've heard from Kristin and Fran, but a quick summary of the highlights. Let's start with Abercrombie brands, where we expect 6% to 8% CAGR off of an estimated 2022 sales level of $1.7 billion. Again, includes both adults and kids, but adults will serve as the primary driver here. Updated assortments and customer positioning is working. Again, I hope you all got to see some of the updated product that we have here live today. And this business is highly digital, around 60% digital penetration. In response, we have dramatically evolved the store fleet in Abercrombie. Over the past 4 years, we've closed around 2/3 -- or I'm sorry, we closed around 35% of the store base including 12 flagships around the world. These stores were oversized and underproductive relative to the fleet. Today, a much cleaner position. Roughly 2/3 of our stores are in A malls and our adult stores are the most profitable among our brands. We expect to grow this space about 30 to 40 stores from current levels. You've heard about our Chicago stores today, but we're going to bring to life our Abercrombie stores a little bit different in the future. We're going to build on the success we've seen in some of these off-mall and neighborhood locations. So it will look different and very exciting. We'll also continue to leverage our award-winning marketing that Carey covered to build -- to find new brand lovers across our key social platforms. Finally, we'll get that added benefit from Abercrombie adult being our outsized growth vehicle as we have the highest operating margin in that brand. All right, for Hollister, targeting flat to plus 2% CAGR of an estimated 2022 sales level of $1.9 billion. This includes Social Tourist, which currently is immaterial to total Hollister sales. We have opportunities to enter new markets, filling white space in underpenetrated markets, and we plan to open 30 to 40 net stores over the next few years. We also look to expand our customer in that older Gen Z range, 19 to 22 that Robert covered, and we expect to gradually recoup some sales in EMEA, but we're not expecting a full return to pre-pandemic levels. For Gilly, 15% CAGR off an estimated $110 million this year. We're going to build brand awareness through marketing and opening stores. We also plan to increase our position in Active and in Men's. Our target assumes 30 to 40 stores. And as Kristin mentioned, we can accelerate that if the brand exceeds our expectations. From a reporting perspective, Gilly will still stay in Hollister, but we'll give you periodic updates as we go through for the Gilly brand. All right. Let's go to a cut by region. So let's start with the U.S. where we're expecting a plus 2% to plus 4% CAGR off of 2022 levels. In the U.S., Abercrombie and Hollister specifically have grown 18% and 17% since 2017. So this gives us the confidence that the brand positioning and the product is working. 24 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

In EMEA, we're assuming a plus 4% to plus 6% CAGR off of '22 levels. Both brands were impacted by COVID restrictions and lockdowns over the past couple of years, and Abercrombie adult also was hit by the closure of those flagships, which is the right thing to do for the long term. Our plan assumes a recoup proportion but not all of lost sales. We expect traffic to slowly come back across the region, and we'll also have targeted marketing and targeted store openings. For APAC, we are assuming a low double-digit CAGR off of 2022 levels. We expect a continued challenging environment as that region continues to grapple with COVID. In the near term, we're flexing certain expenses down in China as we come out of the most recent wave of lockdowns. But longer term, we view APAC as an opportunity, huge addressable market, and there's just such an increased focus on fashion from that consumer. All right. By channel, we expect growth to be tilted towards digital, where we expect mid-single-digit growth off of 2022. And again, we expect to hold that digital penetration around 50%. For stores, we expect to drive a low single-digit CAGR off of 2022. Net store count up around 100 stores over the period, focused primarily in the U.S. and Western Europe. We will continue to focus on these smaller omni-enabled locations. On average, these new stores have been about 10% more productive than the stores that we've closed our legacy locations. All right, a quick pause on digital. Over the past few years, we've invested $150 million into our capabilities in this area. We've delivered sales growth of $750 million. Fran mentioned, our business -- digital business of $1.7 billion or around 47% of our sales in 2021 and the 4-wall margin over 30%. As Samir noted, digital is a place for discovery and engagement. It's also a huge part of our store ecosystem because this customer demands a seamless transition from digital into physical. Digital just isn't a sales channel anymore. Going forward, we will continue to invest in people, systems and tools to enable us to know them better and wow them everywhere. Today, our customers' expectations change very quickly. Samir is focused on building the teams, tools and processes to move as quickly as the customer. For stores, we've made significant progress over the past 4 years, rightsizing our fleet puts us in a good position to leverage this digital data to open new stores with a high probability of success. There is no finish line, but it's great to say that most of the heavy lifting on the fleet is behind us. All right, a quick summary for stores and the progress over the last 4 years, closed roughly 250 stores, tilted more towards Abercrombie adult, including 12 flagships, and we opened roughly 120 stores. We reduced total gross square footage by 1.6 million square feet or around 25%. The average size of the stores we've closed, around 7,300 square feet versus the stores we've opened around 5,000 square feet. Decreased occupancy dollars by $230 million, which was a key driver of our operating margin improvement over the past 4 years. And store 4-wall margins have increased around 400 basis points to a close to 20%, and that includes the lagging and reopening we're seeing in EMEA and APAC. All right, as we look forward, looking to 2025, we expect around 825 stores up from 729 today. This will be balanced across Abercrombie adult, Gilly Hicks and Hollister. Samir mentioned our digital first approach to the stores. Our goal is to maximize the sales and profitability in each market. Analytics has provided a new view on where to open stores. And then our digital data is telling us how to build a store, what's the size, what's the assortment, what's the range of physical and digital capabilities that we need there. But our discipline will not change. A store needs to be the right size, the right location and have the right economics. We will continue to focus on these smaller spaces in the range of around 2,500 to 6,000 square feet, which is down significantly from the past. For Abercrombie and Hollister, we expect our new stores to deliver a 4-wall margin around 25% and have a payback in the 2-year range. All in, we expect the number of stores to increase low double digits over the time period, but square footage and occupancy to only increase around 3% to 5% over the period. And that is a very important point. We're going to manage our square footage and our occupancy very tightly while adding additional stores. This gives us the best opportunity to drive profitable growth as we have more store locations while maintaining lean occupancy. All right. Let's move on to gross margin, a place where we've seen huge AUR growth and huge inflation over the past few years. To level set, looking backwards, our gross margins bounced around 60% from 2017 through 2020. And a quick reminder, our reporting methodology differs from most of our peers. We're more of a pure merchandise margin. We don't include selling design, distribution costs in our gross margin. As we got to 2021, we took a nice step up to 62%. We reduced inventory levels and drove AURs through reduced promotions. And to be clear, we did not eliminate promotions. We reduced the depth and the frequency of our promotions. Our strategy has been clear, I've talked to many of you about that as 25 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. 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we've gone through: We will continue to offer promotions across our brands. That is the industry we play in, and we like to deliver value to our consumer. In '21, our AUR increases offset the increases in freight rates that we saw throughout the year, driving that 62%. In the fall season, we nearly doubled our air freight usage. Coming out of Vietnam, we took our airfreight usage up to around 30%, which is double our normal 15%. We wanted to get that inventory here for the peak selling periods. This added around a total of $50 million of gross margin pressure, split between the back half of '21 and Q1 of 2022. Since then, we've reverted our airfreight usage back to our normal 15%. Because of all the adjustments that we've made over the past 6 to 9 months on our products calendar, ports of entries, our carriers, we're seeing a much steadier flow of inventory at this point. As we look to 2022, we do expect to take a step back in gross margin where moderate AUR growth should be more than offset by the flow-through of additional freight rate pressure as well as cotton and synthetic prices. For 2022 as a whole, we expect a total incremental freight and raw material cost increase of around $300 million to pre-pandemic levels. All right. Let's look forward. So on our way to 2025, we expect to deliver a gross margin rate in the low 60s, and this is driven by a partial normalization of those freight costs. We are making the assumption that around 2/3 of that $300 million of freight rate and cotton increases stays permanent for the long term. Hopefully, that is cautiously pessimistic. Using 2021 as a baseline, we expect a hit of freight and raw material -- we expect a hit from freight and raw material inflation, but a benefit from 2022 levels. Our expectation assumes that the supply and demand imbalance that we've seen coming out of COVID normalizes a bit. Obviously, the world was imbalanced. We had all the demand here in the U.S., which has spiked all of these rates. So as demand normalizes around the world, we're expecting some normalization of these rates. On AUR, we're expecting slight growth in AUR for Hollister and Abercrombie and a little bit more there for Gilly Hicks as they continue to evolve that assortment towards active and lounge. And finally, we expect an outsized impact from Abercrombie growth because that brand has the highest AUR. One of the most important levers to drive AUR is to maintain our lean inventories. Fran mentioned this earlier. This has obviously been in the news quite a lot recently, so I want to take this time to just click into our Q1 inventory for a quick minute. Fran mentioned a couple of these numbers, and I'm going to hit on them again. So we think the perception of our inventory in Q1 was mismatched to the reality, okay? Our Q1 ending inventory was balanced in current. 93% of that inventory was current season, long life like denim or had not even set yet. The remaining 7% was carryover inventory that we continue to sell-through our outlets and our liquidation channels, like we always do. These levels are slightly incrementally better than last year, where our current inventory was around 92% of the total. As a reminder, Q1 inventory costs, 45%, Fran mentioned it. Units on hand were up 10%. And that's up against last year, where units on hand were down 20% to 2020 and remain below historical levels by far as we went throughout the year due to all of those late receipts. It's actually led to lost sales in our peak selling periods that we called out for Q4. If we think about that composition, what you see here on the slide, that 10%, 58% of the units are seasonal, 16% of the units are long life, and 19% of the units haven't even set yet. We brought them in early to make sure we mitigate some of those transportation delays, so 19% up 500 basis points to last year. So to be clear, we're not sitting here saddled with tons of old inventory that represents margin and markdown risk. On the remaining 35 points we talked about on our last call, excluding these units on hand, we have an even split between higher freight costs year-over-year as well as the higher in-transit year-over-year. And really, that in-transit is due to the shipping time is almost doubling year-over-year and then our strategy of purposefully bringing in products early. All right. So let's look forward. We are planning on-hand inventories to remain above fiscal 2021 levels through the December-January time period, and this is where we really caught up on those late receipts from Vietnam last year. By year-end, we expect fiscal -- we expect our on-hand inventories to be in line with prior year. And currently, our expected total unit receipts for the year are essentially flat to 2021, and we will continue to adjust our buys and our delivery schedules based on new information as it comes in, week in, week out. 26 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

All right. Let's move on to operating margin. We expect the gross margin rate in the low 60s, I talked about that. The range is relatively wide, but it's really dependent on where these freight and raw material costs settle in. For OpEx, we'll maintain our disciplined approach, and we'll focus our spend on those areas that will help us know them better and wow them everywhere, specifically on data, technology and the end-to-end digital experience. For marketing, we expect to hold our percent of sales, made a nice step up over the last couple of years in terms of marketing [from] (corrected by company after the call) a percent of sales perspective versus our peers, and we expect to hold that. We expect to see dollars tick up with sales. But what our teams showed you today, it's just awesome. And the returns that we have seen from our increased marketing spend is great. We have driven profitable digital growth over the past couple of years due to these efforts that they're making on social. For inflation, we're assuming that the current inflation rate holds and then we'll build 2% to 3% on top of that between now and 2025, and that covers kind of the rest of the OpEx categories. All right. Let's shift to capital allocation. In terms of principles, we'll continue to run our business with a minimum liquidity level. We've targeted around $700 million, and that includes cash plus ABL availability. At that level, we expect to operate in a net cash position, assuming we hold some level of funded debt over the next 4 years. In the near term, we will continue to invest in the business to drive our organic growth, all the things we talked about today and we'll also utilize excess cash for share repurchases. From there, depending on the level of cash flow, we'll be thinking about dividends or potential debt repayments going forward. Moving to capital. So as we look ahead, we expect CapEx to be in the range of $150 million to $175 million annually. Over the past 4 years, my favorite number in the deck today, we generated $1.3 billion of operating cash flow and invested $500 million back into the business, averaging around $125 million per year. For the next 4 years, the majority of our investments will be focused on digital and technology, as Samir covered, as well as repositioning and updating our store fleet. For supply chain, we expect to use third parties as we have for capacity and speed go forward, so we don't have a huge capital drop in that area. For Shareholder returns over the planned period. We expect to continue to commit a portion of our excess cash flow to shareholder returns. Over the past 4 years, we have returned around 80% of our free cash flow to shareholders through share repurchases and dividends. 80%. All right. So to finish up, we are confident in our 2025 always forward plan. Our growth strategies and the investment plan. We're cognizant of the near-term uncertainty and the headwinds that are out there. But we're confident also in our brand positioning, our transformed operating model. Our teams, our strong expense control on our balance sheet, these will all be enablers for us to achieve our plan. With that, I'll give it back to Fran. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Well, thank you, everybody, for coming this morning and listening to our story. Just going to do a little recap and then we're going to head on to some questions and answers. So over the last 4 years, we have done so much transformational work to fortify our underlying fundamentals. We are stronger, smarter and faster than ever before with a balance sheet that allows us to be agile and continue to invest in our business through any cycle. We have clearly defined positioning at each of our global brands with unique edit points, a smaller, modernized and more profitable omni-enabled store base and close to 50% annual digital penetration and meaningful cash generation. We are unapologetically purpose-led with a clear vision of who we are and who we want to be. That vision is rooted in our corporate purpose, which serves as our north star. It impacts how we interact with our communities, engage our teams and partners and how we drive the business forward. And it has empowered us and each of our brands to put our customer at the center of absolutely everything we do, to know them better and wow them everywhere. 27 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

Purpose has also helped us shape our approach to our Always Forward plan into the 3 strategic pillars we discussed earlier this morning: Execute focused brand growth plans; accelerate an enterprise-wide digital revolution; and to operate with financial discipline. And the path to achieving our Always Forward plan is not dependent on just one scenario. We have multiple avenues to meet our targets and the flexibility to respond to a variety of macroeconomic situations. We will lean into our data and analytics to make informed decisions as we navigate near-term challenges, while maintaining our focus on our long-term goals. We will also be informed by our recently completed materiality assessment, which is the latest step on our ESG journey. It has given us valuable insights on our customer, associate, partner and investor expectations, and we will leverage feedback to ensure that we further fortify the company's already existing sustainability program, determine the best measures of success for priority topics, which don't exist today, and establish new ESG goals to supplement our current existing ones. With each of those, we will remain committed to listening, learning and evolving. And we look forward to giving you regular updates on our progress. Now if you give us just a couple of minutes, we're going to put some chairs on the stage, and we're happy to answer everyone's questions. Q U E S T I O N S A N D A N S W E R S Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR So I'm going to get off here one second. I'm going to be not answering any questions, which is great for me, but I will point. And then you have Mackenzie and Nate will bring the mic over to you. And Matt, you are clearly the first one asking a question, so it's all you. Matthew Robert Boss - JPMorgan Chase & Co, Research Division - MD and Senior Analyst Matt Boss at JPMorgan. Thanks for all the details today. So maybe a 2-part question. Fran, at the Abercrombie brand, it seems that, that was a huge opportunity that you laid out. Where do you see the largest opportunity for market share maybe by category? And then, Scott, could you speak to the cadence of the multiyear gross margin plan? And specifically, what level of promotional activity for the landscape are you embedding relative to 2019 within that modest AUR opportunity? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thanks, Matt. So yes, Abercrombie is back, and I could not be prouder. I know you've been on this journey with us for quite some time, and it really is an amazing moment for us to be standing up here and talking about the opportunities. And if you think about what Kristin talked about, from a category perspective, particularly, we'll start with the genders. I mean, female has been outpacing the U.S. We see tremendous opportunity and men's are seeing green shoots, which is awesome. Three, what we call franchises that barely existed a few years ago: Denim, YPB and Best Dressed Guests are all growing at terrific rates. So all 3 are very important. Denim is a big opportunity for us and continues to be. We showed you before how TikTok's favorite brand is actually seems to be America's favorite Jean at the moment, and we're going to really press on that and make it even better than it is today. So if you have anything to add? Kristin Scott - Abercrombie & Fitch Co. - President of Global Brands I would just add to that. We didn't get into the detail of how we really get into this young millennials life. But the team has done an amazing job creating what we call a life resume. -- and we look at that 4-day weekend, and the team has literally worked with so many customers to say, okay, what's really happening over those 4 days? And what are the categories that we should be leaning into -- and that's how many of our opportunities have been addressed. As we continue to stay close to that customer, new opportunities come up. So YPB is a great one. 28 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

We had launched a separate franchise a couple of years ago that wasn't performance active, but they quickly came to us and said, "Oh, we love this, but we want performance active." And so that came out 2 years ago and we quickly reacted to it. as we stay close to the customer, new opportunities will come up. But Fran is correct, the categories that we've talked about today are really important. We've also identified our must win categories that we know our customer always comes to us for. So for instance, knits. It's a big part of that. So the team is focused, depending on the gender on those Must-Win categories and then these new franchises that have evolved as we've gotten close to the customer. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO All right. Let me take up the other one. So let's start with promotions. So it's hard to bake in an assumption globally for promotions across the industry. But when we look inside the four walls of Abercrombie, we have been promotional. We will remain promotional go forward. So we're not a brand today that's all full price that has to layer on big promotions in the future. When we sat here 4 years ago, we were one of the more promotional group of brands out there. We have been able to pull back that dramatically based on all the work that has been on the turnarounds across the brands. So -- we feel like we've managed our inventory well, we can manage our promotional calendar and continue to grow AUR modestly as we go through the next 3 years. The pace at which the gross margin will turn, it will come with the stabilization of some of the freight rates. The first step for us will be lapping the air freight rates. I called out that $50 million, where we were more or less forced into that air with the Vietnam closure. So we'll be able to capture that back. And then hopefully, we just start to see some moderating freight rates go forward. So they came on very quickly, cautiously optimistic, maybe they'll come down quickly. We're not planning that way, but that will be the big change and kind of a step change that we see in the future on margins. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Okay. Mauricio, we see you behind column. So Mauricio, go for it. Mauricio Serna Vega - UBS Investment Bank, Research Division - Analyst Mauricio Serna from UBS. A couple of questions on Hollister. I mean, Hollister excluding Gilly Hicks, what could what would an upside scenario look like considering recovering in EMEA, like what would be like the type of growth that you would expect from that brand? And also, in the longer term, you had mentioned operating margins could be above 10%. When we look at the cost structure, what would be the drivers that would take you to a sustainable double-digit operating margin? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO All right. Let me grab those. So let's start with the operating margin first. Really to get to that 10%, it's close to the level we delivered last year. So sales growth, operating expense leverage and then seeing that gross margin come back if we can see some stabilization in the freight line and the commodity line, that gives you a nice solid path to 10% or above in the future, specifically a $5 billion level of revenue. There's significant fixed cost leverage that we would see from today. Thinking about Hollister on the other question on the upside plan, we're very clear today. We're planning conservative for the Hollister business. That customer today, living in the world that we're living in, that team customer has been slightly challenged and it's the lower income brackets. They're tilted towards the lower income bracket versus Abercrombie. So we're being conservative there. I think the upside plan would be the strategies that we presented today, working and working quicker. We have that balance sheet. If the new store openings are working, and we're generating the top line, we're generating the bottom line, we'll accelerate them. EMEA is another one where 29 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

we're not even expecting to get back to pre-pandemic levels from 2019. If that region comes back quicker, trust me, we and our teams are going to do everything we can to do that. We're not going to assume that in our plan, but that will be another path to upside. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director And I think one of the exciting things is the agility and the flexibility that we've been able to show over the past few years to make the progress that we have made is really ingrained in what we do. And to have the family of brands that we have and be able to work off right each other and what we're learning from one, what's working in others will help us to realize the opportunities that we've laid out today. And then hopefully, as we talked a lot this morning about upside, so more to come. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Okay. So next up, we're going to keep it easy. Nate, if you could pass it over to Janet. And then afterwards, we're going to go right to Paul, so you could just pass it right over to him. Janet Kloppenburg - JJK Research Associates - President Hi, everybody. Thank you for a great presentation. Just a couple of questions for Scott. I think in the model for '21, you're looking at escalated wage and AUC pressure. I wonder how we should think about that in '23 through '25 and how you're thinking about that? And I also was wondering if some of the promotional activity that you're referring to could be offset by higher prices, higher ticket prices and maybe by brand, that would help a lot. And for Kristin, you talked a lot about the women's business at A&F, which looks fantastic. I was just wondering if you could talk a little bit about the men's business and the opportunity there. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director So that's three questions in one. As we do it. I'll start in the middle with the ticket question. So '21, we did not actually have to raise any of our tickets. We talked about that several times in our calls. As we got to '22 and the pressures of inflation and raw materials got a bit tougher. We have been judicious about raising some of our prices, but very specifically in the categories where we know we can find some of that elasticity. We did finish first quarter with our 8th consecutive AUR growth quarter in a row, so that was super, super exciting. And we're going to watch our promotions. And we have a very flexible ability for our pricing. And pre-pandemic, I mean, Scott just said it a minute ago, we were exceptionally promotional. We've made a ton of progress with the health that we've built in our brands being less promotional, and our discounted ticket has been a big, big opportunity for us. So again, we're managing it daily and weekly, and we're going to just -- we're going to keep doing it that way. Kristin Scott - Abercrombie & Fitch Co. - President of Global Brands Do you want me to take it? Okay. So as I mentioned earlier, men's were actually seeing some amazing traction in the U.S. So we are very optimistic that the men's business is now falling shortly behind the women's business in terms of its turn. Takes a little longer to get the guys to come in and really try something new, but we're seeing great traction in categories such as the golf lifestyle that we've done, essential tee's, essential fleece, wovens have been amazing. A lot of the categories that you see over in the shop are driving tremendous business in the U.S. So next step we have to turn the international business back on. And as those markets start to reopen and we invest in marketing there, we're confident we can do that using our North America playbook. So very optimistic. 30 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Four questions, hold on. Janet Kloppenburg - JJK Research Associates - President I know your (inaudible) My question is -- is it just that those we just haven't opened up? Are there other sector factors like competition or some sort of price resistance or whatever that are (inaudible) assortment challenges and maybe presenting preventing that (inaudible) ... Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR So can you repeat the question because people requesting, they've not heard it. Kristin Scott - Abercrombie & Fitch Co. - President of Global Brands But -- so regarding you want to repeat it? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Go ahead. Go ahead repeat it as you answer it, if you don't mind. Kristin Scott - Abercrombie & Fitch Co. - President of Global Brands So regarding EMEA and are there other macro pressures or internal opportunities besides just the macro situation there. I was just in Europe just 2 weeks ago, actually, I was in Germany and London for the first time in 3 years because it's been impossible to get there and really see stores, stores have been closed. And it was amazing to be there. It was quite inspirational in fact. And what we're seeing is that we're seeing traction already in the U.K., which opened up more quickly than the rest of EMEA. I'd say the U.K. and the Middle East have been strong, stronger. But what we learned -- so we learned a lot from the customers while we were in stores, we saw Germany and London. And overall, they're loving the product. It's just a matter of getting the traffic back. And so for instance, when we were in Germany, they had just lifted the final restrictions, that first week of May, and people are slowly starting to come back. It's different than what happened in the United States, when they lifted restrictions here, everybody ran to the mall. It's not happening as quickly there. And the intercountry, travel isn't happening as fluidly as it was pre-pandemic. We're confident it will, again, though, as people get comfortable with understanding do I have to test or not, do I need masks or not. All that has just been slower to come back in EMEA. What we're confident in is our team there. So when we were there 3 years ago, we didn't even have a team there. We had just started building it. And now we've got an amazing team, and I got to spend a lot of time with them when I was there a couple of weeks ago. And they are, as much as they can, staying close to the customer. It's been more difficult there because they can't get from country to country to really understand. But with what they're learning, we feel really confident in the product that we have. And then the marketing that we're doing is minimal right now because it's -- the country has been under lock down. But as we started marketing again we're seeing amazing traction with our marketing. So again, it's the same playbook as North America. It's just identifying the right time to go big and we want to do it when the region is really open. 31 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes, just to zoom out one point on Kristin's last one. Our brand awareness is strongest in the U.S., next strongest in EMEA and then third strongest in, or weakest, in APAC. So we are dependent on store traffic. So when there's a mall shutdown like we've seen in restrictions and people aren't in the mall, that's the primary way they're discovering our brand. So as traffic gets back out there, that's something that we need across our brands. To Kristin's point, we will also be amping up marketing as we continue to fill in some of these white spaces with stores to get that brand halo around our brands, but we need that traffic for awareness. All right. I will finish up your last -- or your first point, which was around wage inflation as well as cost inflation. The way I like to think about wages is they only go in 1 direction, and that is up. You have to manage through how you build your corporate office in terms of headcount or how do you build your stores and distribution centers to manage through those wage increases. The rest of the costs, specifically freight and raw materials, I wish I could tell you when it will peak and come down. I think it will happen at some point in the future, specifically with the demand environment that's happening. I just can't tell you when, but we're optimistic that we'll get some benefit in the future in our path to 2025. Paul Lawrence Lejuez - Citigroup Inc., Research Division - MD and Senior Analyst Paul Lejuez, Citigroup, 2 questions. I just wanted to hear a little bit more about the change in the loyalty program at Hollister. Just what inspired kind of the move, I think, is it away from Club Cali completely? Or are those 2 loyalty programs going to live side-by-side. What's the goal with the Hollister House? That's kind of first question. And then Scott, for you, you have some expensive debt still on the balance sheet. Could you just remind us the situation there, what the plan is? Can you repay it? Will you repay it? Just what you're thinking in terms of maybe getting something a little bit cheaper? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Absolutely. I'll start with that one and then chime in. Yes, so we have 8.75% bonds that senior secured notes that we did during COVID. Doesn't mature until 2025. We have a non-call too, provision that comes up right about now. And so we're keeping our eyes on the market. Obviously, the debt markets are interesting right now to say the least. But it's something we'll continue to look at as we move forward. Kristin Scott - Abercrombie & Fitch Co. - President of Global Brands And then regarding Hollister House and Club Cali. We've done, as Robert mentioned, we've been researching for almost the last 24 months, really spending time with our customers and looking at industry-leading loyalty programs. And what we found across all the brands actually is that we had an opportunity to offer more benefits within our loyalty programs. And customers were so engaged in these, and they really wanted certain things. So we learned across the brands, what they're looking for. and we're now in a position we've built the program so that we can actually iterate as we continue to learn. And we're positioning it, still you're going to earn your cash, but you're also going to earn early access product drops or you'll earn early access to a promotion. So we've really taken all the insights from our customers and said, "How can we create an industry-leading -- evolve our industry-leading loyalty program and turn it into something that they're really excited to be part of versus just an earn-and-burn membership?" So Hollister House is the re-skin of Club Cali, and we're really excited about it as we've really spent a lot of time with our customers to understand what they're looking for, we know they're going to love this, and it provides some upside even for the brand. But Robert, I don't know if there's anything you want to add about Hollister House rewards. 32 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Wait one moment, and Mac will get you. Robert Zajac - Abercrombie & Fitch Co. - Head of Marketing Hollister I think the only thing -- just to reiterate what Kristin said, I think it's it really is -- we have an amazing loyalty program, and that loyalty program will continue. And then on top of that, we're expanding it to be more of a membership program. So really taking our loyal customers that are part of this program and then expanding that into more benefits, more services, right? There's -- the Hollister brand has so many people as part of that program that the expansion of the services, especially is something that we feel is a big unlock for the brand as we move forward. Also another way to gain even more incremental consumers coming into the brand. Samir Desai - Abercrombie & Fitch Co. - Executive VP and Chief Digital & Technology Officer The only thing I'd add to that is that with all the restrictions that Apple is putting out there from a privacy standpoint, the loyalty program is a big vehicle for us to better understand who our customer is, so we can deliver that personalized experience. So a lot of brands, including us, are really trying to figure out how do we get the customer into our loyalty program so we can understand more of who they are and deliver them that better experience. Before cookies and things like that allowed you to deliver that personalization, all that's going away. So you really have to give the customer a reason to join the program. So these changes are giving more incentive to our customers to join that program so we can, in turn, then deliver the better experience. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Marni, go for it. Marni Shapiro - The Retail Tracker - Co-Founder Marni from The Retail Tracker. Thanks guys, it's been very informative. So Scott, I have one quick question for you. Can you just help us understand how you're thinking about foreign exchange for the rest of the year with the strength of the dollar? And then back to Hollister. I guess first question on Hollister, you identified an opportunity with the older Gen Z customer. And I'm curious, some of us here have a little [PTSD] from whether Hollister and Abercrombie were the same, leaving rural completely out of that conversation. How will that be differentiated? Like why is that customer not going to Abercrombie? Do you feel like you're losing her for a few years before she goes to Abercrombie? If you could just talk a little bit about that. And then also, I think you guys about 65% of Hollister sales are done in store, which is a really healthy number. I'm curious if that's partially influenced because mom is still buying most of this, because you see the credit card. I'm assuming for a big percentage of Hollister sales, it's still mom buying, not the kid buying. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Right. I'll kick it off with foreign exchange and then get to the fun stuff. We're expecting foreign exchange to just stay where it is. I've tried to guess that market a million times in the past and have failed every time. So we're just going to assume it stays where it is for the rest of the year. 33 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director And I'll start, and then I'll kick it over to Kristin. So you have been on this journey, Marni. And the brands are evolved and incredibly different than when I first joined the company. And I've told the story many times. But when I interviewed to join and I went to Abercrombie and I went to Hollister, I mean it was essentially -- it was the same product in the same mall in 2 different stores with 2 different labels and 2 different price points. And it has been a journey and a commitment to pull these brands apart and set them on their own individual paths. And that's what the team has done an outstanding job doing. And today, I can tell you, will there be some customers who cross over between the brands? Of course, there will be. but their position and their products and their marketing is so distinctly different that we -- there will not be cannibalization as perhaps the question that you're asking. So that Gen Z consumer, he and she are 13 to early 20s, and that young millennial picks up there and goes up to 40 now. So we are very pleased with where those positions are and like to... Kristin Scott - Abercrombie & Fitch Co. - President of Global Brands And as part of that total Gen Z view, we know the 19 to 22 segment, that's when I was talking about a lot today, the $190 million in annual volume for every point of market share we pick up, that is an underpenetrated segment within Hollister from a sales perspective. But when we measure brand love and all those metrics Robert had up on the screen, we actually scored very high. So we actually did a lot of research to say why is it that we score high? They love us as a brand, they've shopped with us since they were 13, love us. But then, for whatever reason, our market share drops off a bit. What we found is that there are certain products that they wanted to buy from us that were different than what they bought from us from 13 until 18, and or 19, and we can simply start to change our assortment architecture to offer more of that and engagement strategies to really go where they are. So it's a really focused effort on that segment to say how do we keep them with the brand longer. And then they'll go to Abercrombie after that. Today, we see a drop off and then it takes a while to get to Abercrombie. So it's a white space for us. Marni Shapiro - The Retail Tracker - Co-Founder The Social Tourist product is very different than the Hollister product. Not at the very beginning, it was a little more similar. Now it's become definitely different. Is that the avenue with which you can use to reach them? Kristin Scott - Abercrombie & Fitch Co. - President of Global Brands I missed the first part of your question. Marni Shapiro - The Retail Tracker - Co-Founder It's about Social Tourist. Is that the avenue with -- because the product -- when you first dropped Social Tourist, it was very different. It was right for COVID, but right now, it's much cooler or little sexier. So is that the avenue, which -- you can use? Kristin Scott - Abercrombie & Fitch Co. - President of Global Brands That's absolutely part of the way that we will reach the 19- to 22-year-old and you're right. When we launched Social Tourist at first, it was very a different mindset. And now what we've learned quickly is that they want that fashion -- that high fashion, and it's an older customer, a bit edgier customer, but it will help us attract that 19 to 22-year-old into the brand. And it also gives us tremendous learnings for Hollister in terms of a version of that's appropriate for a big volume brand like Hollister. So a lot to learn there. 34 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR If we could go -- yes, you can. James Corcoran All right. Just sticking with that point and maybe to play the devil's advocate. I mean, I get the not wanting to cross over the main 2 brands here. But is there not an opportunity now that you've had the sort of customer cohorts, your back-end customer files to kind of do more from a marketing and targeting standpoint to get people to cross over in the Gilly Hicks into Social Tourist into certain parts of the collection? Are you doing that? Or are you thinking about that? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Sorry, trying to decide who's going here. I'll kick off by saying, yes, I mean Samir talked a lot today about all the progress that we've made in our customer journeys and our data and analytics and knowing our customers better, that is all the path to doing exactly what you're talking about, which is having the 5-year-olds, the youngest of our cohorts to start shopping with us and stay with us through all of our brands. I would say that it happens now somewhat a little bit more organically, but it will be much more targeted and will happen through our ability to track them with data as we move ahead. James Corcoran Great. And then Scott, you're behind the pillar, but -- the gross margin guide, I just want to be crystal clear here. So the wide range is reflective of not knowing the outcome of sort of the path that freight costs take. But at the higher end, are you embedding some, I guess, the inverse of a benefit and that they do come down to some degree is at all in the outlook, I guess, is my question. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes. Just good to see you, behind the pillar. The -- yes, what I would say is we're assuming moderate AUR growth. We're not going to assume a -- put a plan out there that assumes high single-digit AUR growth to overcome this freight. The range is wide. And you think about calling out for 2022, we have $300 million of freight and raw material pressure versus pre-pandemic levels. So you can find a path to a few hundred basis points within that $300 million based on our sales levels pretty easily. I just can't tell you when, if and how that will happen. We are making the assumption that we'll get about 1/3 of that back of that $300 million, but the rest of it really kind of fills in the blanks between that range. James Corcoran So the midpoint of the range assumes that third comes back. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes. 35 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

James Corcoran Got you. And then finally, I don't really know how to ask this question, but it seems like you've done a lot from a hiring standpoint in those sort of last 4 years and maybe even in the last 2 years. Can you just kind of speak to the amount of people you've hired for these respective teams, where you are on that journey? And is that sort of scale from here? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director I will be happy and proud to answer that question. We have been on an amazing journey at Abercrombie, not only recruiting talent, but growing talent from within. And when I first arrived at the company, and I will share this, people said to me, people from the outside, don't make it here. And I'm happy to say, almost 8 years later, that not only have I survived and thrived here, but we have built a team that has combined both existing talent and new talent and those 2 things coming together have really been the magic of what we've created. We used to solely depend on our very terrific LDP program that I talked about a little bit earlier today, and that is a big part of the fuel that drives the engine. But we also recruit as Samir mentioned, from other industries to help us understand the value that's out there and bring it within the company. So -- we're on a journey. I'm not going to give specific numbers. But relative to the size of the company, we'll continue to evaluate that as we move forward. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Kimberly? -- right here. Right here. Kimberly Conroy Greenberger - Morgan Stanley, Research Division - MD Great. Kimberly Greenberger, Morgan Stanley. I wanted to just ask, if I could, about the AUR one more time. I just am trying to understand the journey of AUR. So if 2021 AUR is here, does 2022 AUR drop, and then it goes up by 2025, so that it's above 2021 levels? Or what's the path of AUR over that time frame? And then I wanted to ask about the technology transformation that you're working on. You mentioned during your presentation that you want to operate like a tech company rather than like a retailer. And I'm wondering who did you bring in from the outside who has worked at tech companies who are helping you specifically make that pivot. Samir Desai - Abercrombie & Fitch Co. - Executive VP and Chief Digital & Technology Officer You want me take the first one? So in my -- me personally, in the time I spent at Equinox, the last 2 or 3 years, I spent all my time building a technology start-up called Equinox Media, which was part of the larger Equinox Holding Co. and I really was there to build the Equinox+ streaming app where we're streaming fitness content to the world. And we basically built the SoulCycle at home bike, put a 21 inch screen on top of that bike and we're streaming SoulCycle classes. So that itself is a technology company, and we recruited a number of product managers, designers, engineers, data engineers, to do that. So I personally have a lot of experience there. And just the ways of working in a model in a company like that are the things that we're bringing into this company. And it's important to be clear that we're not saying that we are a tech company. I think we're -- it's really important to understand that we're saying that we're operating like a tech company. So we're still a retailer. But a lot of the principles that tech companies use like making data-driven decisions, being really close to the customer, empowering the smart, talented individuals that you hire closest to the work to make decisions and not having 10 layers of red tape or meetings 36 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

to make decisions. Those are all the things that we are injecting into the culture and the organization here to drive just speed and agility and velocity frankly. So hopefully, that helps. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes. On the AUR, I'm not going to talk too much about 2022 at this point. But on our Q1 call, we talked about growing AUR in Q1. Our expectation is to grow AUR slightly here in 2022. We don't expect that will be enough to offset all that freight and raw material headwinds, which is why we're anticipating a step back here in 2022 gross margin. But our expectation is to continue to just grow AUR slightly each year. Kimberly Conroy Greenberger - Morgan Stanley, Research Division - MD Okay. So '21, '22 slight growth in (inaudible). Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Same thing, slight growth as we go up. Yes, that's the goal. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Corey? Right at the same table mate. Corey Tarlowe - Jefferies LLC, Research Division - Equity Analyst Corey Tarlowe with Jefferies. Thanks so much for having us here today. First, can you talk about how you're using data to inform store growth and derisk opening those new stores? Because you have pretty strong 4-wall operating margins on the existing stores that you have, and it sounds like you're projecting those metrics to get better. So how are you thinking about using data to really drive predictable, profitable store growth? And then second question is, have you thought about sizing the opportunity for Active? It sounds like it's -- YPB is off to a great start. Gilly Hicks' Play Happy has -- seems to be doing quite well. So how are you thinking about active overall as a penetration of the overall business long term? Samir Desai - Abercrombie & Fitch Co. - Executive VP and Chief Digital & Technology Officer Yes. So I can take the first one around data. So an example that we shared around our 2 Chicago stores that we opened, that's a perfect example of how we're using data, given we have such a high digital penetration, we have really strong insight into understanding where our customer is and where that demand is coming from. And so that's the primary signal that we're using today to understand where is the hot pocket of customer or demand where we don't actually have a physical presence. And so that's kind of priority 1, 2 and 3 is effectively to look, finding those markets across the globe and using that as the first place to start from a store opening perspective. The other thing I'd say is that we -- beyond our first-party data or the data that we collect ourselves. There's a lot of third-party data that we're able to have access to. And so from that, we were able to understand where else is our customer spending and shopping. And are there other areas where we could be profitable or we could have a good business because there is demand for our type of product, but we don't have a physical presence there yet. So those are 2 areas where data is starting to influence how we think about our real estate strategy. 37 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

Kristin Scott - Abercrombie & Fitch Co. - President of Global Brands I'll add to that also, there are 2 other areas that we're using data as it relates to driving store productivity essentially. But we're able to now use the data to say what assortments should go in each store, depending on customer preference. So that's new work for us that we've just started, and it's pretty fascinating when you see the data to say, okay, should this be a stronger women's store or men's store? Or should this be a stronger denim store versus not? So we're able to use data to actually determine the assortments in each of our stores. And then the other place we're using it is to inform our store design. So we alluded to the customer journey work that we just completed. And it was fascinating to really look at our key customer segments journeys and say, where are those pivotal moments in a journey where we need to win, both physically and digitally, so from an omni perspective and how do we build in those experiences into our physical space. And so as we start to open stores Abercrombie's first, Hollister's later on this year, but we'll start to build those experiences in based on the data. So pretty fascinating. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director And I would recommend if you have Chicago in your travels to go and visit both those stores, I was just there about 3 weeks ago, -- and it was -- I mean, the stores are terrific. The teams are terrific. But to Kristin's point about the assortment. I mean, one is the women's only specific store in Southport and the other is on State Street. Not that far away from each other, but have different customers and different needs. And really, you could see how well and terrific the merchants had assorted the stores for that -- for those purposes. So if you're in Chicago, I'd stop by and take a look at both of those. Kristin Scott - Abercrombie & Fitch Co. - President of Global Brands I think another great example of that is in Hollister, where denim is a key category for Hollister. Obviously, back-to-school is like our Christmas. But we were able to take data and say which stores really over indexed in denim and how can we expand the space there and do something really different. So that's about to roll out. So we're just around the corner from that. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Stay tuned. Kristin Scott - Abercrombie & Fitch Co. - President of Global Brands Stay tuned on that. But those sorts of things will help us drive productivity in our existing stores in addition to finding the right locations, the right sizes, et cetera. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO YPB sizing is the other one. Kristin Scott - Abercrombie & Fitch Co. - President of Global Brands So as we know, so we're just on the beginning of this active journey across performance active with YPB and Active lifestyle with Gilly and the customer response has been so strong in both. The market is big, and it's really the fastest-growing segment of the apparel market. So we are just out to get as much of our share as we can possibly get. So we're on a journey. As we do, we're very agile, and we chase -- since YPB launched in 38 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

March, we sold out essentially, and we've been chasing ever since. And similarly, in Gilly, when we relaunched last year, we saw how important it was and we've been chasing to try to get it to 50%. So we'll continue to do what we do, and we'll make it as big as we can possibly make it to take our fair share of that market. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Which is why you should all feel so great. You have those YPB bags. Those are one of the things that is sold out. So do we have any other questions? Oh, there we go. Susan. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director There's a question in the middle, too. Susan Kay Anderson - B. Riley Securities, Inc., Research Division - VP & Analyst Great. Susan Anderson, B. Riley. For Gilly, I was wondering if maybe you could talk about just the breakout of the athletic casual versus the intimates is the athletic part big yet or at least the expectation for this year, the $110 million? And then also, I'm not sure if you said what the growth expectation is for this year to get to that $110 million, is it also about 15%? And then maybe, Scott, for you since you're now becoming a net store opener. I'm curious what you're seeing just from a rent perspective on the leases, if they're similar to your average now or if you're seeing better deals out there? And then also, if you could talk about just the time frame of the leases you're having to sign on if for some reason, the stores do not work out. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Right. Let me start with the -- so Gilly, we talked about $110 million this year as our expectation for 2022. Each brand, we gave a dollar value to launch from this year, but not talking about anything for 2022 otherwise. In terms of the leasing environments, we're going to open 60 stores this year. We talked about that on our last call. That should tell you that we're getting deals that are good for us right size, right location, right economics. We're going to maintain that discipline as we go forward. We are not going to chase stores, to chase revenue. We're going to do it in a smart way. Like we've said a lot of times we have the balance sheet to do it, but we have to get the right deal. Exciting about -- I mean, we talked a lot about Chicago today, but it's exciting to have a whole new toolkit for Abercrombie & Fitch and a different way to go to market. So our real estate team is out there trying to find more success stories for us and more streets around the U.S. and Europe to attack. Kristin Scott - Abercrombie & Fitch Co. - President of Global Brands And then regarding Gilly Active Lifestyle. So what we're seeing -- what we're doing is we're looking at the free standing and the side-by-side stores because that's really the future of where the volume is going to come from. And the traction we're seeing in Active is robust there. So it's already 30% of the business in those stores with a lot of missed business as we're chasing that in Gilly Hicks. So long term, we've said active lifestyle will represent 50% of Gilly Hicks. And then lounge will be about 20%. So you've got 70% there. The balance will be between intimate accessories and a couple of new categories that we're introducing. 39 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director I think there was one more question in the middle. Unidentified Analyst Just getting back to your debt, it is an expensive piece of paper. It's first lien, secured by assets outside of ABL. Going forward, how should we think about your balance sheet? Would you like to get back to an unencumbered balance sheet sort of outside of your ABL? Or do you sort of view the debt markets as a way to sort of -- as a place for liquidity to drive growth? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO The great thing about our ability to generate cash in up cycles and down cycles as it gives us the flexibility to carry debt or not carry debt. We put this debt in place as we came into COVID, a lot of uncertainty. And as I mentioned earlier, we'll continue to keep our eyes on it. We don't like paying 8.75% so I'd love that rate to be lower, but debt can be a part of our capital structure go forward. We are comfortable carrying that level of debt long term, but we'll see what the cash flow looks like. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Okay. And we have time for 1 more, if there is 1 more. I knew Dana, I was waiting for you to raise your hand. So Dana Telsey gets the last question. Dana Lauren Telsey - Telsey Advisory Group LLC - CEO & Chief Research Officer Thank you. Sorry, I was late. So as you think about the 10% overall long-term operating margin target, you've talked about product, you've talked about new customer acquisition and existing customers, what are you looking for as the benchmarks to drive to that 10%? And what would you look at first if you prioritize? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO I'll start. Number one, it's top line growth, and we think about just the P&L. It's going to be top line growth, get some of that margin back through some normalization in freight and continuing to tick up AUR. And then on the expense line, continuing to be very diligent and invest where the growth is coming and see leverage there as we get to that $5 billion level in the future is our expectation. So whenever you put those numbers together, it's a very reasonable path. We think it's a very doable path as we think about what just happened here in 2021. So if you want to talk about the brand side. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Well, just to recap, Dana. If we talk about the 3 key principles that we talked about today: So financial discipline, focused brand growth and our digital revolution. I mean those are the 3 key components in order to make -- to get there. We were thrilled with the opportunity to beat that 2018 target and triple it, so we know that it's in our sights. There have been a lot of macro challenges sent our way over the past couple of years that we're working through. But the brands, the team and the strategy, we are ready to go. 40 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day

Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Okay. And with that, we hope -- I know we've said multiple times how proud we are of all the build-outs that we have, but we would encourage you all to go there. Our merchants are going to be there, and then our management team just needs to [unmic], get some water, and then they will be mingling as well. And then in about half an hour or so, we will have a lunch too. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Terrific. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR So that's what we have for you. So we encourage you all to go that direction, find out a lot about the merchandising in the stores and we'll see you shortly. D I S C L A I M E R Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2022, Refinitiv. All Rights Reserved. 15245141-2022-06-17T21:19:31.563 41 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. JUNE 14, 2022 / 1:00PM, ANF.N - Abercrombie & Fitch Co Investor Day